UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Soliciting Material under §240.14a-12

Pentair plc

(Name of Registrant as Specified In Its Charter)

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2023

NOTICE OF ANNUAL GENERAL MEETING AND PROXY STATEMENT

PENTAIR

LETTER TO SHAREHOLDERS
David A. Jones Pentair Chairman of the Board John L. Stauch Pentair President and Chief Executive Officer
You are cordially invited to attend the Annual General Meeting of Shareholders of Pentair plc on Tuesday, May 9, 2023, at 7:00 a.m. local time (BST). The Annual General Meeting of Shareholders will be held at Claridge’s, Brook Street, Mayfair, London, W1K 4HR, United Kingdom. The enclosed notice of annual general meeting and proxy statement describe the items of business that we will conduct at the meeting and provide you with important information about Pentair plc, including our practices in the areas of corporate governance and executive compensation. We strongly encourage you to read these materials and then to vote your shares.
Our Board focused on key business goals during the year
In 2022, our Board oversaw the company’s strategic acquisition of Manitowoc Ice and continues to monitor integration of this business. By combining this industry leading ice solutions business with our industry leading water filtration, we saw the opportunity to establish a differentiated, total water management offering and expand our network within the foodservice industry. We believe that Manitowoc Ice’s culture of innovation and sustainability will further establish Pentair as a leader in this vast and growing industry.
We have also focused on our transformation program designed to accelerate growth and drive margin expansion through pricing excellence, strategic sourcing, operational excellence and organizational effectiveness, and are excited to enter the execution phase of this program.
Finally, we continue to navigate a complex operating environment as supply chain challenges, inflation, inventory management, lingering uncertainty from the pandemic and other factors present daily challenges and opportunities. Our high performance growth culture continues to drive our Board, working closely with management, and all members of the Pentair team, to deliver on our commitments while living our Win Right values in these dynamic times.

Our Board is overseeing our initiatives and progress in advancing our journey toward delivering a more sustainable company
At the beginning of 2021, we announced advances in our commitment to further environmental, social and governance (ESG) stewardship. During 2022, our Board has overseen progress with respect to our social responsibility strategic targets announced in 2021. We continue to believe that our ESG efforts are aligned with driving sustainable and resilient business operations to deliver value for our customers and shareholders. We encourage you to review our separate reporting on our ESG initiatives and progress.
Commencing in 2022, our Compensation Committee included a modifier in our annual incentive compensation award design to adjust payouts based on financial results up or down by up to ten percent based on our progress against these targets. Consistent with our pay-for-performance philosophy, we remain committed to our view that progress toward these targets is a baseline expectation, and adjustments are expected only in the case of progress well above or below our overall expected progress.
Our experienced and diverse Board remains focused on risk management and corporate governance
Our Board remains focused on risk oversight and corporate governance, and benefits from significant efforts in prior years to allocate risk oversight among the Board and its committees in a way that ensures that our more critical risks receive the attention they deserve. The changes we have made to our corporate governance and board composition have positioned us well to ensure a diverse, high-functioning board of directors, aligned with Pentair’s culture of high performance.
The Board thanks Glynis Bryan, who is not standing for re-election, for her nearly twenty years of dedicated service on the Board, including her strong leadership of our Audit and Finance Committee.
On behalf of the entire Board, we thank you for your confidence in us. We value your investment, your input and your support.

David A. Jones Pentair Chairman of the Board	John L. Stauch Pentair President and CEO

Pentair plc   03

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held May 9, 2023
Our Annual General Meeting of Shareholders will be held at Claridge’s, Brook Street, Mayfair, London, W1K 4HR, United Kingdom, on Tuesday, May 9, 2023, at 7:00 a.m. local time (BST), to consider and vote upon the following proposals:
1.
By separate resolutions, to re-elect the following director nominees:

(i)	Mona Abutaleb Stephenson	(vi)	Gregory E. Knight
(ii)	Melissa Barra	(vii)	Michael T. Speetzen
(iii)	T. Michael Glenn	(viii)	John L. Stauch
(iv)	Theodore L. Harris	(ix)	Billie I. Williamson
(v)	David A. Jones

2.
To approve, by nonbinding, advisory vote, the compensation of the named executive officers.

3.
To approve, by nonbinding, advisory vote, the frequency of future advisory votes on the compensation of the named executive officers.

4.
To ratify, by nonbinding, advisory vote, the appointment of Deloitte & Touche LLP as the independent auditor of Pentair plc and to authorize, by binding vote, the Audit and Finance Committee of the Board of Directors to set the auditor’s remuneration.

5.
To authorize the Board of Directors to allot new shares under Irish law.

6.
To authorize the Board of Directors to opt-out of statutory preemption rights under Irish law.

7.
To authorize the price range at which Pentair plc can re-allot shares it holds as treasury shares under Irish law.

To consider and act on such other business as may properly come before the Annual General Meeting or any adjournment.
Proposals 1, 2, 4, and 5 are ordinary resolutions, requiring the approval of a simple majority of the votes cast at the meeting. For proposal 3, the frequency that receives the greatest number of votes will be the frequency of the advisory vote on executive compensation that shareholders are deemed to have approved. Proposals 6 and 7 are special resolutions, requiring the approval of not less than 75% of the votes cast.
Only shareholders of record as of the close of business on March 10, 2023 are entitled to receive notice of and to vote at the Annual General Meeting.

Whether or not you plan to attend the Annual General Meeting, we encourage you to vote your shares by submitting a proxy as soon as possible. IF YOU PLAN TO SUBMIT A PROXY, YOU MUST SUBMIT YOUR PROXY BY INTERNET OR TELEPHONE, OR YOUR PRINTED PROXY CARD MUST BE RECEIVED AT THE ADDRESS STATED ON THE CARD, BY NO LATER THAN 4:59 A.M. (BRITISH SUMMER TIME) ON MAY 8, 2023 (11:59 P.M. EASTERN DAYLIGHT TIME ON MAY 7, 2023).

By Internet
You can vote over the Internet at www.proxyvote.com.
By Telephone
You can vote by telephone from the United States or Canada by calling the telephone number in the Notice of Internet Availability of Proxy Materials or on the proxy card
By Mail

You can vote by mail by marking, signing and dating your proxy card or voting instruction form and returning it in the postage-paid envelope, the results of which will be forwarded to Pentair plc’s registered address electronically.

Vote in Person
If you plan to attend the Annual General Meeting and wish to vote your ordinary shares in person, we will give you a ballot at the meeting.

If you are a shareholder entitled to attend and vote at the Annual General Meeting, you are entitled to appoint a proxy or proxies to attend, speak and vote on your behalf. A proxy need not be a shareholder. If you wish to appoint as proxy any person other than the individuals specified on the proxy card to attend and vote at the Annual General Meeting on your behalf, please contact our Corporate Secretary at our registered office or deliver to the Corporate Secretary at our registered office a proxy card in the form set out in section 184 of the Irish Companies Act 2014.
At the Annual General Meeting, management will review Pentair plc’s affairs and will also present Pentair plc’s Irish Statutory Financial Statements for the fiscal year ended December 31, 2022 and the reports of the directors and the statutory auditors thereon.
By Order of the Board of Directors,
Karla C. Robertson, Secretary
March 24, 2023
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 9, 2023. The Annual Report, Notice of Annual General Meeting, Proxy Statement, and Irish Statutory Financial Statements and Related Reports are available by Internet at www.proxyvote.com.

Shareholders in Ireland may participate in the Annual General Meeting by audio link at Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, at 7:00 a.m. local time (IST). See “Questions and Answers About the Annual General Meeting and Voting” for further information on participating in the Annual General Meeting in Ireland.

04   2023 Proxy Statement

PROXY STATEMENT FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OF PENTAIR PLC TO BE HELD ON TUESDAY, MAY 9, 2023

Pentair plc   05

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.
VOTING MATTERS
Proposal	Board Vote Recommendation	Vote Required	Page Reference
1. Re-Elect Director Nominees	FOR each nominee	Majority of votes cast	10
2. Approve, by Nonbinding, Advisory Vote, the Compensation of the Named Executive Officers	FOR	Majority of votes cast	29
3. Approve, by Nonbinding, Advisory Vote, the Frequency of Future Advisory Votes on the Compensation of the Named Executive Officers	1 YEAR	Alternative receiving greatest number of votes	68
4. Ratify, by Nonbinding, Advisory Vote, the Appointment of the Independent Auditor and Authorize, by Binding Vote, the Audit and Finance Committee to Set the Auditor’s Remuneration	FOR	Majority of votes cast	69
5. Authorize the Board of Directors to Allot New Shares	FOR	Majority of votes cast	72
6. Authorize the Board of Directors to Opt-Out of Statutory Preemption Rights	FOR	75% of votes cast	73
7. Authorize the Price Range at which Pentair Can Re-allot Treasury Shares	FOR	75% of votes cast	74
DIRECTORS
				Committee Memberships
Name	Age	Director Since	Independent	Audit and Finance	Compensation	Governance
Mona Abutaleb Stephenson	60	2019		•
Melissa Barra	51	2021		•
Glynis A. Bryan	64	2003
T. Michael Glenn	67	2007				•
Theodore L. Harris	58	2018			•	•
David A. Jones (Chairman)	73	2003			•	•
Gregory E. Knight	55	2021		•
Michael T. Speetzen	53	2018		•
John L. Stauch	58	2018
Billie I. Williamson	70	2014			•
• committee member
committee chair

06   2023 Proxy Statement

PROXY SUMMARY
DIRECTOR DASHBOARD
CORPORATE GOVERNANCE STRENGTHS

   Independent Board Leadership, via an independent, non-executive Chairman of the Board and all independent directors on committees
   Annual Election of Directors
   Majority Voting, the vote requirement for director elections, except in the case of a contested election
   Proxy Access, available to shareholders who meet certain ownership, retention and other requirements set forth in our Articles of Association

   Share Ownership Guidelines, establishes meaningful minimum share ownership levels for directors and executive officers with a transition period for new appointments
   Company Strategy, reviewed and monitored throughout the year by the Board

   Board and Committee Self-Assessments, conducted annually

   Related Person Transactions Policy, designed to avoid conflicts of interest

FISCAL 2022 EXECUTIVE COMPENSATION
The Compensation Committee believes that the most effective executive compensation program aligns executive initiatives with shareholders’ interests. The Compensation Committee seeks to accomplish this objective by rewarding the achievement of specific annual, long-term and strategic goals that create lasting shareholder value.
The charts below illustrate the approximate targeted mix of fixed, annual and long-term incentive compensation we provided in 2022 to our Chief Executive Officer and our other executive officers who are named in the Summary Compensation Table below (the “Named Executive Officers” or “NEOs”). These charts also illustrate the approximate amount of target direct compensation considered at risk.

Pentair plc   07

PROXY SUMMARY
Shareholder support of our executive compensation program was reflected in our 2022 “say on pay vote” with 94% of votes cast in favor of our proposal. In 2022, the Compensation Committee maintained the majority of changes adopted over the last number of years, which reflected the Committee’s focus on pay for performance, shareholder feedback and industry and market practices.
This summary of fiscal 2022 compensation should be read in connection with “Executive Compensation” below, including “Compensation Discussion and Analysis” (see page 32).

08   2023 Proxy Statement

3	LETTER TO SHAREHOLDERS
4	NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
5	PROXY STATEMENT FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OF PENTAIR PLC TO BE HELD ON TUESDAY, May 9, 2023
6	PROXY SUMMARY
10	PROPOSAL 1 RE-ELECT DIRECTOR NOMINEES
11	Directors Standing for Re-Election
16	Director Independence
16	Director Qualifications; Diversity and Tenure
17	Shareholder Recommendations, Nominations and Proxy Access
18	ESG OVERVIEW
20	CORPORATE GOVERNANCE MATTERS
20	The Board’s Role and Responsibilities
22	Board Structure and Processes
24	Committees of the Board
25	Attendance at Meetings
26	Director Compensation
29	EXECUTIVE COMPENSATION
29	PROPOSAL 2 APPROVE, BY NONBINDING, ADVISORY VOTE, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
31	COMPENSATION COMMITTEE REPORT
32	COMPENSATION DISCUSSION AND ANALYSIS
32	Our Named Executive Officers
32	Overview of Compensation Program and Objectives
33	Our Executive Compensation Program
34	2022 Highlights and Business Results
34	Summary 2022 Financial Results
36	Evolution of Executive Compensation Program
36	Shareholder Outreach and Say on Pay
36	Comparative Framework
37	2022 Compensation Program Elements
37	Base Salaries
38	Annual Incentive Compensation
41	2022 Long-Term Incentive Compensation
42	Achievement Under 2020–2022 PSUs
42	Perquisites and Other Personal Benefits
42	Stock Ownership Guidelines
44	Equity Holding Policy
44	Clawback Policy
44	Policy Prohibiting Hedging and Pledging
45	Retirement and Other Benefits
45	Severance and Change in Control Benefits
46	Impact of Tax Considerations
46	Compensation Consultant
47	Evaluating the Chief Executive Officer’s Performance
47	Equity Award Practices
48	EXECUTIVE COMPENSATION TABLES
48	Summary Compensation Table
50	Grants of Plan-Based Awards in 2022
52	Outstanding Equity Awards at December 31, 2022
54	2022 Option Exercises and Stock Vested Table
54	2022 Pension Benefits
56	2022 Nonqualified Deferred Compensation Table
57	Potential Payments Upon Termination or Change in Control
62	Pay Ratio
63	Pay Versus Performance
67	Risk Considerations in Compensation Decisions
68	PROPOSAL 3 APPROVE, BY NONBINDING, ADVISORY VOTE, THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
69	PROPOSAL 4 RATIFY, BY NONBINDING, ADVISORY VOTE, THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITOR OF PENTAIR PLC AND TO AUTHORIZE, BY BINDING VOTE, THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS TO SET THE AUDITOR’S REMUNERATION
70	Audit and Finance Committee Pre-Approval Policy
70	Fees Paid to the Independent Auditors
71	AUDIT AND FINANCE COMMITTEE REPORT
72	PROPOSAL 5 AUTHORIZE THE BOARD OF DIRECTORS TO ALLOT NEW SHARES UNDER IRISH LAW
73	PROPOSAL 6 AUTHORIZE THE BOARD OF DIRECTORS TO OPT-OUT OF STATUTORY PREEMPTION RIGHTS UNDER IRISH LAW
74	PROPOSAL 7 AUTHORIZE THE PRICE RANGE AT WHICH PENTAIR PLC CAN RE-ALLOT SHARES IT HOLDS AS TREASURY SHARES UNDER IRISH LAW
75	SECURITY OWNERSHIP
77	QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING AND VOTING
81	SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS
82	IRISH DISCLOSURE OF SHAREHOLDER INTERESTS
82	2022 ANNUAL REPORT ON FORM 10-K
82	REDUCE DUPLICATE MAILINGS
A-1	APPENDIX A — RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

Pentair plc   09

PROPOSAL 1
RE-ELECT DIRECTOR NOMINEES
The Board recommends a vote FOR each Director nominee
Our Board currently has ten members. Glynis A. Bryan, a current director, is not standing for re-election as a director upon the conclusion of her term at the Annual General Meeting. The size of our Board is limited to no fewer than seven and no more than eleven members. Accordingly, the Board has set the number of directors that will constitute the Board effective at the Annual General Meeting at nine. On the recommendation of the Governance Committee, our Board has nominated the nine director nominees named in the resolutions below, all of whom are current directors, for re-election for a one-year term expiring on completion of the 2024 Annual General Meeting. If any of the director nominees should become unable to accept election, your proxy or proxies may vote for other persons selected by the Board. Management has no reason to believe that any of the director nominees named below will be unable to serve his or her full term if elected.
Biographies of the director nominees follow. These biographies include for each director his or her age (as of the date of the filing of this Proxy Statement); his or her business experience; his or her directorships in public companies and other organizations within the past five years; and a discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each should serve as a director.
The text of the resolutions with respect to Proposal 1 is as follows:
“IT IS RESOLVED, by separate resolutions to re-elect the following nine director nominees for a term expiring on completion of the 2024 Annual General Meeting:
(i) Mona Abutaleb Stephenson	(vi) Gregory E. Knight
(ii) Melissa Barra	(vii) Michael T. Speetzen
(iii) T. Michael Glenn	(viii) John L. Stauch
(iv) Theodore L. Harris	(ix) Billie I. Williamson.”
(v) David A. Jones

THE BOARD RECOMMENDS A VOTE “FOR” RE-ELECTION OF EACH DIRECTOR NOMINEE.

10   2023 Proxy Statement

PROPOSAL 1
DIRECTORS STANDING FOR RE-ELECTION
Mona Abutaleb Stephenson
Age: 60 Director Since: 2019 Committee Served: ▶ Audit and Finance

Biography
Ms. Abutaleb Stephenson has been the Chief Executive Officer of Medical Technology Solutions, LLC, a provider of technology solutions for the healthcare industry, since 2019. From 2013 to 2018, Ms. Abutaleb was the Chief Executive Officer of mindSHIFT Technologies, Inc., an IT outsourcing/ managed services and cloud services provider. From 2006 to 2013, Ms. Abutaleb served as President and Chief Operating Officer of mindSHIFT. In 2012, mindSHIFT was acquired by Best Buy Co., Inc. and then later, in 2014, was acquired by Ricoh Company, Ltd., a leading provider of document management solutions, IT services, printing, digital cameras and industrial systems. Ms. Abutaleb also served as Senior Vice President of Ricoh USA from 2015 to 2017 and Executive Vice President of Ricoh Global Services from 2017 to 2018.

Skills & Qualifications
Ms. Abutaleb has significant executive leadership experience, including in the areas of technology, cyber risk management and strategic planning. Ms. Abutaleb’s experience serving on the board of a company operating in a highly regulated industry contributes to her experience overseeing governance and risk.

Other Public Board Service Sandy Spring Bancorp, Inc. (2015–present)
Melissa Barra
Age: 51 Director Since: 2021 Committee Served: ▶ Audit and Finance

Biography
Ms. Barra has been the Executive Vice President, Chief Sales and Services Officer for Sleep Number Corporation, a provider of individualized sleep experiences, since 2020. Since joining Sleep Number in 2013, she has also served as Vice President, Strategy and Consumer Insights from 2013 to 2015, Senior Vice President, Chief Strategy and Customer Relationship Officer from 2015 to 2019, and Senior Vice President, Chief Sales, Services and Strategy Officer from 2019 to 2020. Prior to joining Sleep Number, from 2005 to 2012, Ms. Barra held a variety of senior leadership roles in strategy, corporate development and finance for Best Buy Co., Inc. Previously, she also held strategy leadership and corporate finance roles domestically and internationally at Grupo Futuro, Citibank and GE Capital.

Skills & Qualifications
Ms. Barra has a strong background in customer experience, services and strategy, as well as experience in digital transformation and information technology. Ms. Barra’s operating and leadership experience, including with other public companies, allows her to provide insight on a variety of human capital and diversity strategies important to our business.

Pentair plc   11

PROPOSAL 1
T. Michael Glenn
Age: 67 Director Since: 2007 Committees Served: ▶ Compensation (Chair) ▶ Governance

Biography
Mr. Glenn serves as the Chair of our Compensation Committee. Mr. Glenn served as a Senior Advisor to Oak Hill Capital Partners, a private equity firm, from 2017 to August 2020. Since 2017, Mr. Glenn also has served on the board of directors of Lumen Technologies, Inc. (formerly CenturyLink, Inc.), a global communications and information technology services company, including as Chairman of the board of directors since May 2020. In 2019, Mr. Glenn was appointed to the board of directors of Safe Fleet Holdings, LLC, a provider of integrated safety platforms for fleets. From 1998 until his retirement in 2016, Mr. Glenn served as the Executive Vice President-Market Development and Corporate Communications of FedEx Corporation, a global provider of supply chain, transportation, business and related information services. From 2000 to 2016, Mr. Glenn also served as President and Chief Executive Officer of FedEx Corporate Services, responsible for all marketing, sales, customer service and retail operations functions for all FedEx Corporation operating companies, including FedEx Office.

Skills & Qualifications
Mr. Glenn brings extensive strategic, marketing and communications experience to our Board from his service as one of the top leaders at FedEx Corporation. He has been an active participant in the development of our strategic plans and a strong proponent for strengthening our branding and marketing initiatives.

Other Public Board Service Lumen Technologies, Inc. (2017–present); Level 3 Communications, Inc. (2012–2017); Renasant Corporation (2008–2012); Deluxe Corporation (2004–2007)
Theodore L. Harris
Age: 58 Director Since: 2018 Committees Served: ▶ Compensation ▶ Governance

Biography
Mr. Harris has been the Chief Executive Officer and a Director of Balchem Corporation, a provider of specialty performance ingredients and products for the food, nutritional, feed, pharmaceutical, medical sterilization and industrial industries, since 2015. Mr. Harris has served as Chairman of Balchem’s board of directors, since 2017. Prior to joining Balchem, Mr. Harris spent 11 years at Ashland, Inc., a global specialty chemical provider in a wide variety of markets and applications, including architectural coatings, adhesives, automotive, construction, energy, food and beverage, personal care, and pharmaceutical. Mr. Harris served in a variety of senior management positions at Ashland, including most recently as Senior Vice President and President, Performance Materials, from 2014 to 2015. Prior to this position, from 2011 to 2014, Mr. Harris served as Senior Vice President and President, Performance Materials & Ashland Supply Chain, and prior to that, Vice President and President, Performance Materials & Ashland Supply Chain. From 1993 to 2004, Mr. Harris served in a variety of senior level roles for FMC Corporation, a global provider of crop-protection products, where he last served as General Manager of the Food Ingredients Business.

Skills & Qualifications
Mr. Harris brings to our Board broad managerial, international, operational, financial and sales experience, as well as his track record of developing worldwide marketing strategies and his strong connectivity to consumer end markets.

Other Public Board Service Balchem Corporation (2015–present)

12   2023 Proxy Statement

PROPOSAL 1
David A. Jones
Age: 73 Director Since: 2003 Committees Served: ▶ Compensation ▶ Governance

Biography
Mr. Jones serves as Chairman of the Board. Since 2008, Mr. Jones has been Senior Advisor to Oak Hill Capital Partners, a leading private equity firm. Mr. Jones was appointed to the board of directors of Checker’s/Rally’s Drive In Restaurants, Inc., a leading national restaurant chain in 2017. From 2012 to 2016, Mr. Jones served on the board of directors of The Hillman Group, a provider of fasteners and hardware items to large North American retailers. From 2016 to 2019, Mr. Jones served on the board of directors of Imagine! Print Solutions, a provider of in-store marketing solutions to leading national retailers, and from 2012 to 2020, Mr. Jones served on the board of directors of Earth Fare, Inc. a leading natural and organic food retailer, all Oak Hill Capital portfolio companies. From 1996 to 2007, Mr. Jones was Chairman and Chief Executive Officer of Spectrum Brands, Inc. (formerly Rayovac Corporation), a global consumer product company with major business segments in batteries, lighting, shaving/ grooming, personal care, small appliances, lawn and garden, household insecticides and various pet supply categories. Mr. Jones also served in leadership roles with Spectrum Brands, Rayovac, Thermoscan, The Regina Company, Electrolux Corp and General Electric.

Skills & Qualifications
Mr. Jones’ extensive management experience with both public and private companies and private equity, coupled with his global operational, financial, and mergers and acquisitions expertise, have given the Board invaluable insight into a wide range of business situations. Mr. Jones has served on each of our Board Committees, which allows him to bring to the Board insight into a wide range of business and governance situations.

Other Public Board Service Dave & Buster’s Entertainment, Inc. (2010–2016); Simmons Bedding Company, Inc. (2000–2010); Spectrum Brands, Inc. (1996–2007); Tyson Foods, Inc. (1995–2005)
Gregory E. Knight
Age: 55 Director Since: 2021 Committee Served: ▶ Audit and Finance

Biography
Mr. Knight served as the Executive Vice President, Customer Transformation and Business Services of CenterPoint Energy, Inc., an energy delivery company, from 2020 to January 2023. He was the Chief Customer Officer, US Energy and Utilities, of National Grid US, an energy delivery company, from 2019 to August 2020. Mr. Knight served at CenterPoint Energy as Senior Vice President and Chief Customer Officer, Utility and Commercial Businesses from 2014 to 2019 and Division Vice President, Customer Services from 2009 to 2014. Mr. Knight also previously served in management positions at Ricoh Americas from 2004 to 2009, Reliant retail energy from 2001 to 2004, Allen Knight Inc. from 2000 to 2001 and Verizon from 1992 to 2000.

Skills & Qualifications
Mr. Knight brings to our Board a strong background in customer care and experience in both business-to-business and business-to-customer environments, as well as experience in digital transformation, information technology and operations.

Pentair plc   13

PROPOSAL 1
Michael T. Speetzen
Age: 53 Director Since: 2018 Committee Served: ▶ Audit and Finance

Biography
Mr. Speetzen has served as the Chief Executive Officer of Polaris Inc., a global powersports leader with a product line-up that includes side-by-side and all-terrain off-road vehicles, motorcycles, boats, and snowmobiles, since May 2021. Prior to his current role at Polaris, Mr. Speetzen served as Interim Chief Executive Officer from January to May 2021 and Executive Vice President, Finance and Chief Financial Officer from 2015 to 2020. From 2011 to 2015, Mr. Speetzen was Senior Vice President, Finance and Chief Financial Officer of Xylem Inc., a leading global water technology equipment and service provider. Prior to joining Xylem, Mr. Speetzen served as Vice President and Chief Financial Officer of ITT Fluid and Motion Control from 2009 to 2011, Chief Financial Officer for the StandardAero division of the private equity firm Dubai Aerospace Enterprise Ltd. from 2007 to 2009, and various positions of increasing responsibility in the finance functions at Honeywell International Inc. and General Electric Company.

Skills & Qualifications Mr. Speetzen brings to our Board extensive financial experience and knowledge of global markets and transacting international business.
Other Public Board Service Polaris Inc. (2021–present)
John L. Stauch
Age: 58 Director Since: 2018

Biography
Mr. Stauch is the President and Chief Executive Officer of Pentair plc, having previously served as Chief Financial Officer of Pentair from 2007 to 2018. Prior to joining Pentair, Mr. Stauch served as Chief Financial Officer of the Automation and Control Systems unit of Honeywell International Inc. from 2005 to 2007. Previously, Mr. Stauch served as Chief Financial Officer and Information Technology Director of PerkinElmer Optoelectronics and various executive, investor relations and managerial finance positions within Honeywell and its predecessor, AlliedSignal Inc., from 1994 to 2005. Mr. Stauch serves as a Director of Deluxe Corporation, where he is currently Chair of the Audit Committee and a member of the Finance Committee.

Skills & Qualifications
Mr. Stauch brings to our Board extensive knowledge of Pentair as our President and Chief Executive Officer and former Chief Financial Officer and extensive experience as a financial executive with many aspects of public company strategy and operations.

Other Public Board Service Deluxe Corporation (2016–present)

14   2023 Proxy Statement

PROPOSAL 1
Billie I. Williamson
Age: 70 Director Since: 2014 Committees Served: ▶ Governance (Chair) ▶ Compensation

Biography
Ms. Williamson serves as the Chair of our Governance Committee. Ms. Williamson has over three decades of experience auditing public companies as an employee and partner of Ernst & Young LLP. From 1998 to 2011, Ms. Williamson served Ernst & Young as a Senior Assurance Partner. Ms. Williamson was also Ernst & Young’s Americas Inclusiveness Officer, a member of its Americas Executive Board, which functions as the Board of Directors for Ernst & Young dealing with strategic and operational matters, and a member of the Ernst & Young U.S. Executive Board responsible for partnership matters for the firm.

Skills & Qualifications
Ms. Williamson brings to our Board extensive financial and accounting knowledge and experience, including her service as a principal financial officer and an independent auditor to numerous Fortune 250 companies and her professional training and standing as a Certified Public Accountant, as well as her broad experience with SEC reporting and governance matters.

Other Public Board Service
Cricut Inc. (2021–present); Cushman & Wakefield plc (2018–present); Kraton Corporation (2018–2022); XL Group Ltd. (2018); CSRA Inc. (2015–2018); Janus Capital Group Inc. (2015–2017); Exelis Inc. (2012–2015); Annie’s Inc. (2012–2014)

Pentair plc   15

PROPOSAL 1
DIRECTOR INDEPENDENCE
The Board, based on the recommendation of the Governance Committee, determines the independence of each director based upon the New York Stock Exchange (“NYSE”) listing standards and the categorical standards of independence included in our Corporate Governance Principles. Based on these standards, the Board has affirmatively determined that all of our non-employee directors (i.e., Mses. Abutaleb, Barra, Bryan, and Williamson and Messrs. Glenn, Harris, Jones, Knight, and Speetzen) are independent and have no material relationship with us (including our directors and officers) that would interfere with their exercise of independent judgment. Mr. Stauch, our President and Chief Executive Officer, is the only director who is not independent.
In determining independence, our Board and Governance Committee consider circumstances where a director serves as an employee of another company that is a customer or supplier. The Board and Governance Committee have reviewed each of these relationships, which are set forth below. In every case, the relationship involves sales to or purchases from the other company that, for each of 2020, 2021, and 2022, were (a) less than the greater of $1 million or 2% of that organization’s consolidated gross revenues during each of 2020, 2021, and 2022; and (b) not of an amount or nature that impeded the director’s exercise of independent judgment.
Director	Relationship(s) Considered
Ms. Bryan	Chief Financial Officer, Insight Enterprises, Inc.
Mr. Jones	Senior Advisor, Oak Hill Capital Partners
Mr. Knight	Former Executive Vice President, Customer Transformation and Business Services of CenterPoint Energy, Inc.
Mr. Speetzen	Chief Executive Officer, Polaris Inc.

DIRECTOR QUALIFICATIONS; DIVERSITY AND TENURE
The Governance Committee and the Board recognize that the Board’s contributions and effectiveness depend on the character and abilities of each director individually as well as on their collective strengths. Accordingly, the Governance Committee and the Board evaluate candidates based on several criteria. Directors are chosen with a view to bringing to the Board a diversity of skills, qualifications, experiences, perspectives and backgrounds. In this regard, the Governance Committee and the Board consider diversity of age, gender, race, ethnicity and other characteristics. The Governance Committee and the Board seek to establish a core of strategic and business advisers with financial and management expertise, and also consider candidates with substantial experience outside the business community, such as in the public, academic or scientific communities. In addition, the Governance Committee and the Board consider the tenure of incumbent directors, with the goal of having a mix of shorter-tenured directors who provide fresh perspectives and longer-tenured directors who provide institutional knowledge regarding our company and our business.
When considering candidates for election as directors, the Governance Committee and the Board are guided by the following principles, found in our Corporate Governance Principles:
▶
at least a majority of the Board must consist of independent directors;

▶
each director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

▶
each director should be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of his or her responsibilities as a director;

▶
each director should possess substantial and significant experience that could be important to us in the performance of his or her duties;

▶
each director should have sufficient time available to devote to our affairs; and

▶
each director should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily the interests of a special interest group or constituency and be committed to enhancing long-term shareholder value.

16   2023 Proxy Statement

PROPOSAL 1
The Governance Committee in the first instance is charged with observing these policies and strives in reviewing each candidate to assess the fit of his or her qualifications with the needs of the Board and our company at that time, given the then-current mix of directors’ attributes. Board composition, effectiveness and processes are all subject areas of our annual Board self-assessment, which is described in more detail below under “Board and Committee Self-Assessments.”

SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND PROXY ACCESS
Our Corporate Governance Principles provide that the Governance Committee will consider persons properly recommended by shareholders to become nominees for election as directors in accordance with the criteria described above under “Director Qualifications; Diversity and Tenure.” Recommendations for consideration by the Governance Committee, together with appropriate biographical information concerning each proposed nominee, should be sent in writing to c/o Corporate Secretary, Pentair plc, Regal House, 70 London Road, Twickenham, London, TW1 3QS, United Kingdom.
Our Articles of Association set forth procedures to be followed by shareholders who wish to nominate candidates for election as directors in connection with an Annual General Meeting. All such nominations must be accompanied by certain background and other information specified in the Articles of Association and submitted within the timing requirements set forth in the Articles of Association. See “Shareholder Proposals and Nominations for the 2024 Annual General Meeting of Shareholders” below for more information.
In addition, eligible shareholders may under certain circumstances be able to nominate and include in our proxy materials a specified number of candidates for election as directors under the proxy access provisions in our Articles of Association. All such nominations must be accompanied by certain background and other information specified in our Articles of Association and submitted within the timing requirements set forth in our Articles of Association. See “Shareholder Proposals and Nominations for the 2024 Annual General Meeting of Shareholders” below for more information.

Pentair plc   17

ESG OVERVIEW
As a leading provider of water treatment and sustainable solutions and with a foundation of Win Right values, we recognize that the work we do and the products and services we provide improve lives and the environment around the world. Pentair strives to be a positive influence on the social and environmental issues of today. As we progress, we are committed to building on our Win Right values and culture by contributing to the development of a sustainable and responsible society that we believe will also drive our future growth. We are focused on further integrating our environmental, social, and governance (“ESG”) goals throughout our business by fostering broad accountability for our social responsibility strategy and creating shared commitments and targets. Pentair has set social responsibility strategic targets reflecting ESG topics of importance to our shareholders, customers, suppliers, employees, and communities.
Environmental
We are focused on reducing our impact on climate change by reducing greenhouse gas emissions while increasing energy and water use efficiency measures throughout our operations. We also seek to continue reducing waste from operations; increase reuse and recycling; support the use of sustainable, renewable natural resources; and design products that facilitate environmental sustainability.
Social
We are focused on enhancing our efforts to engage our suppliers, customers and employees by further engaging with our suppliers on ESG matters through our supplier code of conduct and assessments. We are also focused on continuing our employee engagement efforts and executing on our inclusion and diversity strategies and initiatives. We also remain committed to providing a safe workplace for all our employees.
Governance
Our Board provides ESG oversight by periodically reviewing our ESG strategy, including social responsibility strategic targets, communications, and risks. In addition, the Governance Committee oversees ESG strategy and risks, including business sustainability risks.
We publish an annual corporate responsibility report that reports on ESG and our accomplishments. We also maintain a formal social responsibility program to further advance our social responsibility goals.
Karla Robertson, our EVP, General Counsel, and Secretary, serves in the additional role of Chief Social Responsibility Officer. She leads Pentair’s social responsibility program and provides regular ESG updates at least annually to our Board and the Governance Committee.
As part of the social responsibility program, we have a team of professionals dedicated to executing our ESG strategy and managing sustainability policies, initiatives, and public reporting. Cross functional leaders work with our dedicated social responsibility team of professionals to integrate ESG into their functions and businesses and drive the ESG culture.
Through our business risk review process, we assess climate risks across our portfolio. Our risk assessments provide us with insights for determining applicable mitigation measures so that we can take appropriate preventative steps

18   2023 Proxy Statement

ESG OVERVIEW
to improve and promote business continuity for our operations and our customers. We have internal audit and third-party assurance processes to assess our procedures. Specifically, we have worked to receive third-party limited assurance for data related to our social responsibility strategic targets.
As part of our shareholder engagement in 2022, in the fall, we reached out to our largest shareholders representing a majority of our shares to engage specifically around corporate governance, executive compensation and ESG matters, and shareholders representing approximately nine percent of our shares accepted our invitation to meet and discuss such matters. Based on this engagement, and other feedback from investors throughout the year, we believe we continue to be focused on what matters to our shareholders, which is creating and delivering value for our customers and shareholders, and ensure that our ESG efforts are aligned with driving sustainable and resilient business operations.
Our efforts center around our culture of Winning Right. This includes focusing on compliance and continuing to prioritize providing a safe environment for our employees.

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CORPORATE GOVERNANCE MATTERS
THE BOARD’S ROLE AND RESPONSIBILITIES
Risk Oversight
The Board is responsible for general oversight of our risk management. The Board focuses on the most significant and material risks facing us and helps to ensure that management develops and implements controls and appropriate risk mitigation strategies. At the direction of the Board, we have instituted an enterprise-wide risk management process that identifies potential exposure to risks that arise in the course of our business. The Board as a whole, and not a separate committee, oversees our enterprise risk management process in order to leverage the diversity of skills, qualifications, experiences, perspectives and backgrounds of our directors in addressing the risks that our business may encounter. Each of our Board Committees has historically focused and continues to focus on specific risks within its respective area of responsibility and regularly reports to the full Board. The Board uses our enterprise-wide risk management system as a key tool for understanding the risks facing us as well as assessing whether management’s processes, procedures and practices for mitigating those risks are effective. Our General Counsel is the primary person responsible to the Board in the planning, assessment and reporting of our risk profile and this risk management system. The Board reviews and discusses an assessment of and a report on our risk profile on a regular basis, including reports on strategic, operational, financial, cybersecurity, information technology, and legal and regulatory compliance risks.

20   2023 Proxy Statement

CORPORATE GOVERNANCE MATTERS
Oversight of Company Strategy
At least once per year, the Board and senior management engage in an in-depth strategic review of our company’s outlook and strategy, which is designed to create long-term shareholder value and serves as the foundation upon which goals are established. Throughout the year, the Board reviews our strategy and monitors management’s progress against such goals.

Oversight of Succession Planning
The Board views its role in succession planning and talent development as a key responsibility. At least once per year, usually as part of the annual talent review process, the Board discusses and reviews the succession plans for the Chief Executive Officer position and other executive officers and key contributors. The Board becomes familiar with potential successors for key management positions through various means, including annual talent reviews, presentations to the Board, and communications outside of meetings. Our succession planning process is an organization-wide practice designed to proactively identify, develop and retain the leadership talent that is critical for our future business success.

Communicating with Shareholders and Other Stakeholders
We believe that maintaining an active dialogue with our shareholders is important to our long-term success. We value the opinions of our shareholders and other stakeholders and welcome their views throughout the year on key issues. In the fall of 2022, we reached out to our largest shareholders representing a majority of our shares to engage specifically around corporate governance, executive compensation and ESG matters, and shareholders representing approximately nine percent of our shares accepted our invitation to meet and discuss such matters. Based on this engagement, and other feedback from investors throughout the year, we believe we continue to be focused on what matters to our shareholders, which is creating and delivering value for our customers and shareholders, and ensure that our ESG efforts are aligned with driving sustainable and resilient business operations. If you wish to communicate with the Board, non-employee directors as a group, or any individual director, including the Chairman, you may send a letter addressed to the relevant party, c/o Corporate Secretary, Pentair plc, Regal House, 70 London Road, Twickenham, London, TW1 3QS, United Kingdom. Any such communications will be forwarded directly to the relevant addressee(s).

Policies and Procedures Regarding Related Person Transactions
Our Board has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:
▶
a “related person” means any of our directors, executive officers, or 5% shareholders or any of their immediate family members; and

▶
a “related person transaction” generally is a transaction with us in which a related person has a direct or indirect material interest and the amount will or may reasonably be expected to exceed $120,000 in any fiscal year.

Potential related person transactions must be disclosed and brought to the attention of the Governance Committee directly or to the General Counsel for transmission to the Governance Committee. The Governance Committee will review all related person transactions and either approve or disapprove of the entry into the related person transaction, which will occur in advance of entry into the related person transaction whenever reasonably possible. In determining whether to approve a related person transaction, the Governance Committee will consider the following factors, among others, to the extent deemed relevant by the Governance Committee:
▶
the nature and extent of the related person’s interest in the transaction;

▶
whether the terms of the related person transaction are fair to us and on terms at least as favorable as would apply if the other party had no affiliation with any of our directors, executive officers or 5% shareholders;

Pentair plc   21

CORPORATE GOVERNANCE MATTERS
▶
whether there are demonstrable business reasons for us to enter into the related person transaction;

▶
whether the related person transaction could impair the independence of a director under our Corporate Governance Principles’ standards for director independence;

▶
whether the related person transaction would present an improper conflict of interest for any of our directors or executive officers, taking into account the size of the transaction and the overall financial position of the director or executive officer; and

▶
the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of the relationship, and any other factors the Governance Committee deems relevant.

The Governance Committee will not approve nor ratify any related person transaction that is inconsistent with our interests or those of our shareholders.
We had no related person transactions during 2022. To our knowledge, no related person transactions are currently proposed.

BOARD STRUCTURE AND PROCESSES
We and our Board are committed to the highest standards of corporate governance and ethics. As part of this commitment, the Board has adopted a set of Corporate Governance Principles that sets forth our policies on:
▶
selection and composition of the Board;

▶
Board leadership;

▶
Board performance;

▶
responsibilities of the Board;

▶
the Board’s relationship to senior management;

▶
meeting procedures;

▶
Board committee matters; and

▶
succession planning and leadership development.

The Board regularly reviews and, if appropriate, revises the Corporate Governance Principles and other governance documents, including the charters of its Audit and Finance, Compensation, and Governance Committees, in accordance with rules of the Securities and Exchange Commission (“SEC”), the NYSE and Irish law. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of our employees, contractors, directors and executive officers, including our Chief Executive Officer and senior financial officers.
Copies of these documents are available, free of charge, on our website at https://www.pentair.com/ en-us/about-pentair/corporate-governance.html.

Board Leadership Structure
We do not have a policy requiring the positions of Chairman of the Board and Chief Executive Officer to be held by different persons. Rather, the Board has the discretion to determine whether the positions should be combined or separated. Since 2018, the positions of Chief Executive Officer and Chairman of the Board have been separated. The Board considers this leadership structure each year and continues to believe that it remains appropriate for our company to serve our shareholders by allowing our Chief Executive Officer to focus on business operations.
Mr. Stauch is our Chief Executive Officer, and Mr. Jones, an independent member of the Board, serves as Chairman of the Board. The role of the Chairman is to provide independent leadership to the Board, act as liaison between and among the non-employee directors and our company, and seek to ensure that the Board operates independently of management. The Chairman’s principal responsibilities include:
▶
leading meetings of the Board;

▶
presiding over all executive sessions of the Board;

▶
in conjunction with the Chair of the Compensation Committee, reporting to the Chief Executive Officer on the Board’s annual review of his performance;

▶
approving the agenda for Board meetings, including scheduling to assure sufficient time for discussion of all agenda items;

▶
in conjunction with the Committee Chairs, ensuring an appropriate flow of information to the Board;

▶
holding one-on-one discussions with individual directors when requested by directors or the Board; and

▶
carrying out other duties as requested by the Board.

22   2023 Proxy Statement

CORPORATE GOVERNANCE MATTERS
Board and Committee Self-Assessments
The Board annually conducts a self-assessment of the Board and each committee in addition to verbal assessments conducted at the end of Board and committee meetings. In 2022, the annual assessment process consisted of individual meetings between the
Chairman and each director to discuss his or her assessment of the Board, and a written evaluation of the Board and each committee by its members comprising both quantitative scoring and narrative comments on a range of topics, including:

The written evaluation responses were compiled by a third party. The committees’ evaluation results were shared with the committee Chairs who each led a discussion of the assessment at the following regular committee or Board meeting.
The results of the written Board evaluations were shared with the Chairman of the Board and Governance Committee Chair who led a discussion of the assessment at the following Board meeting.

Board Education
Board education is an ongoing, year-round process, which begins when a director joins our Board. Upon joining our Board, new directors are provided with a comprehensive orientation to our company, including our business, strategy and governance. For example, new directors typically participate in one-on-one introductory meetings with our senior business and functional leaders. On an ongoing basis, directors receive presentations on a variety of topics related to their work on the Board and within the industry, both from senior management and from experts outside of our company. Directors may also enroll in continuing education programs sponsored by third parties at our expense.

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CORPORATE GOVERNANCE MATTERS
COMMITTEES OF THE BOARD
The Board has three standing committees comprised solely of independent directors: the Audit and Finance Committee, the Compensation Committee, and the Governance Committee. The committee members also meet in executive session without management present at each regularly scheduled meeting.
The information below reflects the number of meetings of the Board and each committee held during fiscal year 2022. The information below regarding Committee membership lists the current members.
6	MEETINGS OF THE BOARD OF DIRECTORS
8	Meetings of the Audit and Finance Committee
4	Meetings of the Compensation Committee
4	Meetings of the Governance Committee

Audit and Finance Committee
Role:
The Audit and Finance Committee is responsible for, among other things, assisting the Board with oversight of our accounting and financial reporting processes, oversight of our financing strategy, investment policies, and financial condition, and audits of our financial statements. These responsibilities include the integrity of the financial statements, compliance with legal and regulatory requirements, the independence and qualifications of our external auditor, and the performance of our internal audit function and of the external auditor. The Committee meets periodically with management to review and oversee risk exposures related to information security, cyber security and data protection, and the steps management has taken to monitor and control such exposures. The Committee also reviews and discusses disclosure of non-GAAP measures. The Committee is directly responsible for the appointment, compensation, evaluation, terms of engagement (including retention and termination), and oversight of the independent registered public accounting firm. The Committee discusses with the independent auditor any critical audit matters. The Committee holds meetings regularly with our independent and internal auditors, the Board, and management to review and monitor the adequacy and effectiveness of reporting, internal controls, risk assessment, and compliance with our Code of Business Conduct and Ethics and other policies.

Members:	Glynis A. Bryan (Chair), Mona Abutaleb, Melissa Barra, Gregory E. Knight, and Michael T. Speetzen. All members have been determined to be independent under SEC and NYSE rules.
Report:	You can find the Audit and Finance Committee Report under “Audit and Finance Committee Report.”
Financial Experts:
The Board has determined that all members of the Committee are financially literate under NYSE rules and that Ms. Bryan and Mr. Speetzen qualify as “audit committee financial experts” under SEC standards.

24   2023 Proxy Statement

CORPORATE GOVERNANCE MATTERS
Compensation Committee
Role:
The Compensation Committee approves, amends, and administers the policies that govern executive compensation. This includes establishing and reviewing executive base salaries and administering cash bonus and equity-based compensation under the Pentair plc 2020 Share and Incentive Plan (the “2020 Plan”). The Committee also sets the Chief Executive Officer’s compensation in conjunction with the Board’s annual evaluation of his performance. The Committee has engaged Aon Consulting, a human resources consulting firm, to aid the Committee in its annual review of our executive compensation program for continuing appropriateness and reasonableness and to make recommendations regarding executive officer compensation levels and structures. In reviewing our executive compensation program, the Committee also considers other sources to evaluate external market, industry and peer-company practices.
Information regarding the independence of Aon Consulting is included under the “Compensation Discussion and Analysis — Compensation Consultant” section of this Proxy Statement. A more complete description of the Committee’s practices can be found under the “Compensation Discussion and Analysis” section of this Proxy Statement under the headings “Comparative Framework” and “Compensation Consultant.”

Members:	T. Michael Glenn (Chair), Theodore L. Harris, David A. Jones, and Billie I. Williamson. All members have been determined to be independent under SEC and NYSE rules.
Report:	You can find the Compensation Committee Report under the “Compensation Committee Report” section of this Proxy Statement.
Governance Committee
Role:
The Governance Committee is responsible for, among other things, identifying individuals suited to become directors and recommending nominees to the Board for election at Annual General Meetings. In addition, the Committee monitors developments in director compensation and, as appropriate, recommends changes in director compensation to the Board. The Committee is also responsible for reviewing annually and recommending to the Board changes to our Corporate Governance Principles and administering the annual Board and Board Committee self-assessments. The Committee oversees public policy matters and compliance with our Code of Business Conduct and Ethics and other policies. The Committee also oversees ESG-related matters.

Members:	Billie I. Williamson (Chair), T. Michael Glenn, Theodore L. Harris, and David A. Jones. All members have been determined to be independent under NYSE rules.
ATTENDANCE AT MEETINGS
The Board held six meetings in 2022. Members of the Board are expected to attend all scheduled meetings of the Board and the committees on which they serve and all Annual and Extraordinary General Meetings. All current directors attended at least 80% of all of the meetings of the Board and meetings of the committees on which they served in 2022. In each regularly scheduled Board meeting, the independent directors also met in executive session, without the Chief Executive Officer or other members of management present. Eight of the current directors who were then-serving attended the 2022 Annual General Meeting in person.

Pentair plc   25

CORPORATE GOVERNANCE MATTERS
DIRECTOR COMPENSATION
The Governance Committee annually reviews the compensation of our non-employee directors and makes recommendations to the Board. Our independent directors approve our director compensation.
We use a combination of cash and equity-based incentive compensation to attract and retain qualified directors. Compensation of our directors reflects our belief that a significant portion of directors’ compensation should be tied to long-term growth in shareholder value.
The Company provides a Products and Services Program for Directors that is intended to encourage the use and promotion of Pentair’s products and service offerings by our directors, and for our directors to have first-hand knowledge of our customers’ experiences. Directors are eligible for a maximum of $20,000 of products and services annually; we cover sales taxes on the products and services and directors are responsible for paying associated income taxes.
Mr. Stauch, our only employee-director, is not, and will not be, separately compensated for service as a member of the Board.

Director Retainers
The annual retainers for non-employee directors’ service on the Board and Board Committees during 2022 were as follows:
Board Retainer	$95,000
Non-Employee Director Chair	$155,000
Audit and Finance Committee Chair Supplemental Retainer	$25,000
Compensation Committee Chair Supplemental Retainer	$20,000
Governance Committee Chair Supplemental Retainer	$20,000
Audit and Finance Committee Retainer	$13,500
Compensation Committee Retainer	$7,500
Governance Committee Retainer	$7,500
The above fee structure was reviewed and approved by our independent directors in December 2021 based on recommendations from the Governance Committee and from Aon Consulting who reviewed our director compensation practices against the practices of our peer group. We provide a tax equalization payment to non-employee directors on any U.K. taxes that may be paid on account of our company’s payment of, or reimbursement for, travel, lodging and meal expenses incidental to Board and Board Committee meetings and reimbursement of fees and expenses in connection with assistance in the preparation of U.K. tax returns and any U.K. taxes on such payment or reimbursement. In addition, for the purposes of limiting double-taxation on U.K. sourced income, non-employee directors are eligible to receive tax equalization payments if the income taxes owed on U.K. sourced income exceed the income tax rates relative to their countries of residence.
In December 2022, Aon Consulting again reviewed our director compensation with the Governance Committee based on the director compensation practices of our peer group, and our independent directors approved the same level of director compensation for 2023.

Equity Awards
Non-employee directors receive an annual equity grant as a part of their compensation. The full value of the annual equity grant is delivered in the form of restricted stock units. The restricted stock units vest on the first anniversary of the grant date. Each restricted stock unit represents the right to receive one ordinary share upon vesting. The restricted stock units accrue dividend equivalents that will be paid out in ordinary shares if and when the award vests.The annual grant for 2022, as approved by our independent directors based on the recommendation from the Governance Committee, was valued at $150,000 and was granted on January 3, 2022. Based on the review of director compensation by Aon Consulting, no changes were made for 2023.

26   2023 Proxy Statement

CORPORATE GOVERNANCE MATTERS
Stock Ownership Guidelines for Non-Employee Directors
Our Corporate Governance Principles establish that non-employee directors should acquire and hold our company shares or share equivalents at a level of five times the annual board retainer.
STOCK OWNERSHIP FOR NON-EMPLOYEE DIRECTORS SERVING AS OF DECEMBER 31, 2022
	Share Ownership(1)	12/31/22 Market Value ($)(2)	Ownership Guideline ($)	Meets Guideline(3)
Mona Abutaleb	11,008	495,140	475,000	Yes
Melissa Barra	2,149	96,662	475,000	No
Glynis A. Bryan	35,263	1,586,130	475,000	Yes
T. Michael Glenn	32,553	1,464,234	475,000	Yes
Theodore L. Harris	11,776	529,684	475,000	Yes
David A. Jones	78,756	3,542,445	475,000	Yes
Gregory E. Knight	4,899	220,357	475,000	No
Michael T. Speetzen	11,776	529,684	475,000	Yes
Billie I. Williamson	18,376	826,552	475,000	Yes

(1)
The amounts in this column include ordinary shares owned by the director, both directly and indirectly, and unvested restricted stock units.

(2)
Based on the closing market price for our ordinary shares on December 30, 2022 of $44.98.

(3)
Non-employee directors have five years after their election as a director to meet the stock ownership guidelines. Ms. Barra and Mr. Knight first became directors in 2021. All directors have met or are on track to meet the guidelines.

Director Compensation Table
The table below summarizes the compensation that we paid to non-employee directors for the year ended December 31, 2022.
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Mona Abutaleb	108,500	150,002	—	—	—	17,452	275,954
Melissa Barra	108,500	150,002	—	—	—	22,626	281,128
Glynis A. Bryan	133,500	150,002	—	—	—	9,807	293,309
T. Michael Glenn	130,000	150,002	—	—	—	16,582	296,584
Theodore L. Harris	110,000	150,002	—	—	—	14,776	274,778
David A. Jones	265,000	150,002	—	—	—	18,675	433,677
Gregory E. Knight	108,500	150,002	—	—	—	14,405	272,907
Michael T. Speetzen	108,500	150,002	—	—	—	21,173	279,675
Billie I. Williamson	130,000	150,002	—	—	—	31,912	311,914

(1)
The amounts in column (c) represent the aggregate grant date fair value, computed in accordance with Accounting Standards Codification 718 (“ASC 718”), of restricted stock units granted during 2022. Assumptions used in the calculation of these amounts are included in note 13 to our audited financial statements for the year ended December 31, 2022 included in our Annual Report on Form 10-K filed with the SEC on February 21, 2023. As of December 31, 2022, each then-serving director had the unvested restricted stock units and deferred share units shown in the table below.

Pentair plc   27

CORPORATE GOVERNANCE MATTERS
Name	Unvested Restricted Stock Units	Deferred Share Units
Mona Abutaleb	2,113	—
Melissa Barra	2,113	—
Glynis A. Bryan	2,113	5,504
T. Michael Glenn	2,113	1,908
Theodore L. Harris	2,113	—
David A. Jones	2,113	54,828
Gregory E. Knight	2,113	—
Michael T. Speetzen	2,113	—
Billie I. Williamson	2,113	—

(2)
No stock options were granted to our non-employee directors during 2022. As of December 31, 2022, each then-serving director had the outstanding stock options shown in the table below.

Name	Outstanding Stock Options
Mona Abutaleb	—
Melissa Barra	—
Glynis A. Bryan	18,070
T. Michael Glenn	18,070
Theodore L. Harris	—
David A. Jones	18,070
Gregory E. Knight	—
Michael T. Speetzen	—
Billie I. Williamson	—

(3)
The amounts in column (g) for 2022 include: (a) amounts representing at least the aggregate incremental cost of the products and services acquired by all directors through Pentair’s Products and Services Program for Directors; and (b) tax equalization payments on any U.K. taxes paid on account of our company’s payment of, or reimbursement for, (i) lodging expenses incidental to Board and Board Committee meetings, (ii) fees and expenses in connection with assistance in the preparation of U.K. tax returns, and (iii) any U.K. tax equalization payment. The directors also occasionally receive personal use of event tickets when such tickets are not being used for business purposes for which we have no aggregate incremental cost.

28   2023 Proxy Statement

PROPOSAL 2
EXECUTIVE COMPENSATION
APPROVE, BY NONBINDING, ADVISORY VOTE, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
The Board recommends a vote FOR approval of the compensation of the Named Executive Officers
See discussion beginning on page 32 for further information about the compensation of the Named Executive Officers
In accordance with Section 14A of the Securities Exchange Act of 1934, the Board is asking the shareholders to approve, by nonbinding, advisory vote, the compensation of the Named Executive Officers disclosed in the sections below titled “Compensation Discussion and Analysis” and “Executive Compensation Tables.” We currently hold these votes annually.
Executive compensation is an important matter to the Board and the Compensation Committee and to our shareholders. We have designed our executive compensation program to align executive and shareholder interests by rewarding the achievement of specific annual, long-term, and strategic goals that create long-term shareholder value. We believe that our executive compensation program provides competitive compensation that motivates and rewards executives for achieving financial and strategic objectives, provides rewards commensurate with performance to incentivize the Named Executive Officers to perform at their highest levels, encourages growth and innovation, attracts and retains the Named Executive Officers and other key executives, and aligns our executive compensation with shareholders’ interests through the use of equity-based incentive awards.
The Compensation Committee has overseen the development and implementation of our executive compensation program in line with these compensation objectives. The Compensation Committee continuously reviews, evaluates and updates our executive compensation program to ensure that we provide competitive compensation that motivates the Named Executive Officers to perform at their highest levels while increasing long-term value to our shareholders.
Our compensation program is reflective of changes adopted based on shareholder feedback and market-based benchmarking.
▶ Annual cash incentives for the Named Executive Officers are based on performance goals that correlate strongly with several primary corporate objectives: focusing on revenue growth, improving the financial return from our business and strengthening our balance sheet through cash flow improvement and debt reduction.
▶ Long-term incentive awards that are performance based and aligned with creating long-term shareholder value.
▶ Robust stock ownership guidelines for Named Executive Officers.
▶ No single trigger change in control vesting or excise tax gross-ups in our Key Executive Employment and Separation Agreements (“KEESAs”).
▶ Enhanced policy prohibiting hedging by directors, executive officers, and employees.
▶ ESG modifier included in the annual incentive award design beginning in 2022.
As described in detail under “Compensation Discussion and Analysis — Shareholder Outreach and Say on Pay,” we continued our shareholder outreach on this and other matters in 2022.
These and other actions demonstrate our continued commitment to align executive compensation with shareholders’ interests while providing competitive compensation to attract, motivate and retain the Named Executive Officers and other key executives. We will continue to review and adjust our executive compensation program with these goals in mind to ensure the long-term success of our company and generate increased long-term value to our shareholders.
This nonbinding, advisory vote gives you an opportunity to express your views about our executive compensation program. As we further align our executive compensation program with the interests of our shareholders while continuing to retain key talented executives who drive our company’s success, we ask that you approve the compensation of the Named Executive Officers.

Pentair plc   29

PROPOSAL 2
The resolution in respect of this Proposal 2 is an ordinary resolution. The text of the resolution with respect to Proposal 2 is as follows:
“IT IS RESOLVED, that, on a nonbinding, advisory basis, the compensation of Pentair plc’s Named
Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying tables and the related disclosures contained in Pentair plc’s Proxy Statement is hereby approved.”

EACH OF THE BOARD AND THE COMPENSATION COMMITTEE RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

30   2023 Proxy Statement

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on such review and discussions, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022.
THE COMPENSATION COMMITTEE
T. Michael Glenn, Chair
Theodore L. Harris
David A. Jones
Billie I. Williamson

Pentair plc   31

COMPENSATION DISCUSSION AND
ANALYSIS
OUR NAMED EXECUTIVE OFFICERS
The Compensation Discussion and Analysis describes the compensation programs in regard to the following named executive officers (“Named Executive Officers”) for 2022:
Name	Position
John L. Stauch	President and Chief Executive Officer
Robert P. Fishman	Executive Vice President, Chief Financial Officer, and Chief Accounting Officer
Jerome O. Pedretti	Executive Vice President and President, Industrial & Flow Technologies
Karla C. Robertson	Executive Vice President, General Counsel, Secretary, and Chief Social Responsibility Officer
Stephen J. Pilla	Executive Vice President, Chief Supply Chain Officer
Mario R. D’Ovidio(1)	Former Executive Vice President and President, Consumer Solutions

(1)
The position held by Mr. D’Ovidio, the Company’s Executive Vice President and President, Consumer Solutions, was eliminated, and effective September 1, 2022 his employment was involuntarily terminated without cause.

OVERVIEW OF COMPENSATION PROGRAM AND OBJECTIVES
The Compensation Committee sets and administers the policies that govern our executive compensation, including:
▶
establishing and reviewing executive base salaries;

▶
overseeing our annual incentive compensation plans;

▶
overseeing our long-term equity-based compensation plan;

▶
approving all awards under those plans;

▶
annually evaluating risk considerations associated with our executive compensation program; and

▶
annually approving all compensation decisions for executive officers, including those for the Named Executive Officers, who are named in the Summary Compensation Table below.

The Compensation Committee believes that the most effective executive compensation program aligns executive initiatives with shareholders’ interests. The Compensation Committee seeks to accomplish this objective by rewarding the achievement of specific annual, long-term and strategic goals that create lasting shareholder value.
The Compensation Committee’s specific objectives include:
▶
motivating and rewarding executives for achieving financial and strategic objectives;

▶
aligning management and shareholder interests by encouraging employee stock ownership;

▶
providing rewards commensurate with company performance;

▶
encouraging growth and innovation; and

▶
attracting and retaining top-quality executives and key employees.

To balance the objectives described above, our executive compensation program uses the following direct compensation elements:
▶
base salary, to provide fixed compensation competitive in the marketplace;

▶
annual incentive compensation, to reward short-term performance against specific financial targets; and

▶
long-term incentive compensation, to link management incentives to long-term value creation and shareholder return.

32   2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
We also provide standard retirement and health and welfare benefits to attract and retain executives over the longer term.
The Compensation Committee reviews total compensation for executive officers and the relative levels of each of these forms of compensation against the Committee’s goals. As such, our executive compensation program is predominantly performance- based, which encourages our executive officers to focus on our company’s long-term success and aligns with the long-term interests of our shareholders. The approximate mix of total target direct compensation for 2022 for our Chief Executive Officer and the average of the other Named Executive Officers is shown in the charts that follow.

2022 TARGET DIRECT COMPENSATION MIX

CEO

12
15
73
88
Base Salary
Annual Incentives
Long-Term Incentives
At Risk

OUR EXECUTIVE COMPENSATION PROGRAM
The Compensation Committee focuses on aligning our executive compensation program with Pentair’s short-term and long-term objectives while also addressing shareholder feedback and compensation best practices. The table below outlines a number of key features in our executive compensation program.
WHAT WE DO	WHAT WE DON’T DO
Annual Shareholder Outreach to seek input and feedback on executive compensation
Independent Consultant, hired by and reporting to the Compensation Committee and evaluated periodically
Comparator Group (“peer group”) evaluated annually, based on industry and revenue of 1∕2 to 2x revenue size
Significant CEO pay at risk (88%); average of 72% for other Named Executive Officers
Stock Ownership Guidelines and Holding Policy for the CEO at 6.0x base salary and 2.0-3.0x for executive officers
Formal Clawback Policy for cash bonuses and performance-based equity awards
Annual Risk-Assessment of our compensation programs and policies
No employment agreements or multi-year compensation commitments with any current executive officers
No Single-Trigger Change in Control Equity Vesting in KEESAs
No Excise Tax Gross-ups for executive officers
No individual supplemental executive retirement plans for newly appointed executive officers
No hedging or pledging of Pentair equity securities

Pentair plc   33

COMPENSATION DISCUSSION AND ANALYSIS
2022 HIGHLIGHTS AND BUSINESS RESULTS*
In 2022, our diverse portfolio generated growth in both segments. Amidst challenging supply chain, inflation, and challenging labor environments, we remained committed to our strategies through our continued focus on our strategic growth initiatives, the completion of the Manitowoc Ice acquisition, and our transformation program initiatives in the areas of pricing excellence, strategic sourcing, operations excellence and organizational effectiveness to expedite growth and drive margin expansion. We saw progress in 2022 with respect to our social responsibility strategic targets that were announced in 2021 — carbon footprint reduction, water reduction, product design for sustainability, responsible supply chain, and inclusion and diversity. In July 2022, we announced that effective January 1, 2023, we were moving to three segments: Pool, Water Solutions, and Industrial & Flow Technologies, to accelerate our efforts to improve customer experiences, differentiate our products and drive profitability for our shareholders.

* Please see Appendix A for reconciliation of GAAP to non-GAAP financial measures included in this section.
Summary 2022 Financial Results
In 2022, as compared to 2021, we increased our adjusted earnings per share from continuing operations by 8.2%. Our sales during 2022 were $4,122 million, growing by 9.5%, with approximately 380 basis points of such growth coming from our acquisition of Manitowoc Ice. Our segment income in 2022 grew 11.9% to $768 million for 2022. Our free cash flow from continuing operations was $283 million for 2022. In addition, we increased the cash dividend for the 46th consecutive year, returning $139 million to our shareholders during 2022.

ADJUSTED EPS

$US
4.00
3.00
2.00
1.00
0
$2.38
$2.50
$3.40
$3.68
2019
2020
2021
2022
15.6%
3 Year CAGR
8.2%
1 Year

Earnings per diluted share from continuing operations (“EPS”) were $2.92 in 2022, compared to $3.32 in 2021. On an adjusted basis, EPS increased 8.2% to $3.68 in 2022, compared to $3.40 in 2021. Adjusted EPS is a key metric in our performance share unit awards, detailed on page 42.

34   2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Operating income in 2022 was $595 million, compared to $637 million in 2021. On an adjusted basis, our segment income increased 11.9% over the prior year to $768 million in 2022 from $686 million in 2021. Segment income as a percent of sales increased to 18.6% in 2022 from 18.2% in 2021. Segment income is a key metric in our Management Incentive Plan (the “MIP”), detailed on page 38.

FREE CASH FLOW

$US Millions
700
600
500
400
300
200
100
0
$287
$512
$557
$283
2019
2020
2021
2022
(0.5%)
3 Year CAGR
(49.2%)
1 Year

Net cash provided by operating activities of continuing operations was $364 million in 2022, compared to $614 million in 2021. Free cash flow from continuing operations was $283 million in 2022, compared to $557 million in 2021. In 2022, we increased the cash dividend paid to our shareholders for the 46th consecutive year, returning $139 million to our shareholders. Free cash flow is a key metric in our MIP, detailed on page 38.

SALES
$US Millions
5,000
4,000
3,000
2,000
1,000
0
$2,957
$3,018
$3,765
$4,122
2019
2020
2021
2022
11.7%
3 Year CAGR
9.5%
1 Year

Our sales during 2022 were $4,122 million, an increase of 9.5% compared to $3,765 million in 2021. Revenue, which is the same as sales, is a key metric in our MIP, detailed on page 38.

Pentair plc   35

COMPENSATION DISCUSSION AND ANALYSIS
EVOLUTION OF EXECUTIVE COMPENSATION PROGRAM
The Compensation Committee reviews annually the effectiveness of our executive compensation program and considers a number of factors, including business results, strategic priorities, shareholder alignment, and market practice. As a result of the evolution of our compensation program and changes we have made in response to market dynamics and shareholder feedback, key aspects of our current executive compensation program include:
▶
50% of the value of long-term incentive awards is delivered in the form of performance-based restricted stock units;

▶
100% of our annual incentive metrics are tied to financial business objectives and are subject to an ESG performance modifier; and

▶
Our stock ownership requirements generally meet or exceed market levels.

SHAREHOLDER OUTREACH AND SAY ON PAY
The Compensation Committee believes it is important to maintain an open dialogue with our shareholders to gain input on their perspectives regarding our governance and our executive compensation program and to provide clarifying information enabling them to make informed decisions in our annual advisory shareholder vote (our “say on pay vote”) on the compensation of our executive officers named in our Proxy Statement.
As described in “Corporate Governance Matters — Communicating with Shareholders and Other Stakeholders,” in 2022, we maintained our shareholder outreach to gain additional insight, better understand shareholder perspectives, and evaluate any concerns regarding our executive compensation program.
The support of our shareholders for our executive compensation program was again reflected in the results of the say on pay vote at the 2022 Annual General Meeting, with approximately 94% of votes cast in favor of our proposal.
Shareholder feedback is an important factor in how we approach and evaluate our executive compensation program. Consistent with the strong vote of shareholder approval, and support from our shareholders, we did not make any material changes to our compensation programs in 2022, other than incorporating an ESG modifier to the annual incentive plan. We expect to carry forward the following general themes:
Themes
▶
Current executive compensation programs viewed positively and reflect balanced market practices with alignment to Pentair’s strategic objectives.

▶
Our executive compensation program demonstrates a pay-for-performance linkage and shareholder alignment, and is appropriately incentive-based, balancing annual and long-term performance.

▶
Our annual incentive plan measures of income, revenue and free cash flow and long-term incentive plan measures of adjusted EPS and ROIC are aligned with shareholder interests. Also, consistent with feedback from shareholders, beginning with our annual incentive plan for 2022, we incorporated an ESG modifier for executive officers.

COMPARATIVE FRAMEWORK
In setting compensation for our executive officers, including our Named Executive Officers, the Compensation Committee uses competitive compensation data from an annual total compensation study of selected peer companies and other relevant survey sources to inform its decisions about overall compensation opportunities and specific compensation elements. The Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as company, business unit and individual performance, scope of responsibility, critical needs and skill sets, experience, leadership potential, and succession planning. All companies in our peer group are:
▶
publicly-traded on a major exchange;

▶
similar in business scope and/or operations to our business units and global in nature; and

▶
range from 1∕2 to 2x our revenue size and in the same competitive sectors.

36   2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
In December of 2021, the Committee approved an updated group of companies for benchmarking purposes (the “Comparator Group”) for use in setting target compensation for 2022 for our executive officers, including the Named Executive Officers. The new Comparator Group companies had revenues ranging from approximately $2.3 billion to $7.2 billion, with median revenues of approximately $3.7 billion:
Acuity Brands, Inc.	A.O. Smith Corporation	Crane Co.
Donaldson Company, Inc	Dover Corporation	Enovis Corporation
Flowserve Corporation	Fortive Corporation	Fortune Brands Home & Security
IDEX Corporation	Ingersoll Rand Inc.	Lennox International Inc.
Lincoln Electric Holdings, Inc.	Masco Corporation	Owens Corning
Rockwell Automation, Inc.	Snap-on Incorporated	The Timken Company
Valmont Industries, Inc.	Xylem Inc.
2022 COMPENSATION PROGRAM ELEMENTS
For 2022, the principal components of compensation for our Named Executive Officers were:
▶
base salary;

▶
annual incentive compensation;

▶
long-term incentive compensation, consisting of stock options, restricted stock units and performance share units; and

▶
retirement, and health and welfare benefits.

The Compensation Committee reviews total compensation for executive officers and the relative levels of each of these forms of compensation against the Compensation Committee’s goals to attract, retain and incentivize talented executives and to align the interests of these executives with those of our long-term shareholders.

BASE SALARIES
We provide each Named Executive Officer with a fixed base salary. In setting base salaries, the Compensation Committee generally references comparable positions at peer companies based on available market data, which include published survey data and proxy statement data for our Comparator Group. The Compensation Committee considers compensation at comparable companies but does not set base salaries based on a particular peer group benchmark or any single factor.
Base salaries for the Named Executive Officers are determined by the Compensation Committee based on numerous factors such as competitive conditions for the
Named Executive Officer’s position within the Comparator Group and in the broader employment market, as well as the Named Executive Officer’s level of responsibility, experience, and individual performance.
In December 2021, the Compensation Committee undertook its annual review of base salaries for executive officers and other management personnel, in accordance with its normal procedures. Following a review with Aon Consulting, the Compensation Committee approved annual salary increases ranging from 3.0% to 3.5%. Increases became effective January 1, 2022 as set forth in the table below.

	2022 Base Salary	2021 Base Salary	Increase From 2021 to 2022
John L. Stauch	$1,030,000	$995,000	3.5%
Robert P. Fishman	$685,000	$665,000	3.0%
Jerome O. Pedretti	$590,000	$570,000	3.5%
Karla C. Robertson	$605,000	$585,000	3.4%
Stephen J. Pilla	$500,000	$485,000	3.1%
Mario R. D’Ovidio	$635,000	$615,000	3.3%

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COMPENSATION DISCUSSION AND ANALYSIS
ANNUAL INCENTIVE COMPENSATION
To provide competitive compensation to attract and retain top talent while linking pay to annual performance, we pay a portion of our executives’ cash compensation as incentive compensation tied to annual business performance as measured against annual goals established by the Compensation Committee. In 2022, we provided a cash annual incentive compensation opportunity to each of our executive officers, including the Named Executive Officers, under our MIP.
The Compensation Committee determines a percentage of each executive officer’s base salary as a targeted level of incentive compensation opportunity under the MIP, based on the Compensation Committee’s review of Aon Consulting’s recommendations, relevant survey data and, in the case of executive officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer. The Compensation Committee generally sets each executive officer’s target incentive compensation opportunity taking into consideration the Comparator Group’s target payouts but does not set target incentive compensation opportunities based on a particular peer group benchmark or any single factor.
The actual target incentive compensation opportunity set by the Compensation Committee for each executive officer varies depending on a wide range of factors, including competitive conditions for the executive officer’s position within the Comparator Group and in the broader employment market, as well as the executive officer’s performance, level of responsibility, and experience. An executive officer’s base salary multiplied by the incentive compensation opportunity percentage establishes the target incentive compensation for which the executive officer is eligible.
In December 2021, the Compensation Committee undertook its annual review of targeted levels of incentive compensation opportunities and determined to maintain the same levels, when expressed as a percentage of base salary, from the prior year for our Named Executive Officers, other than for Mr. Stauch. Mr. Stauch’s target annual incentive compensation was increased from 120% to 125% of base salary to more closely align with current market conditions in the Comparator Group.
The Named Executive Officers’ incentive compensation targets as a percentage of salary and as a dollar amount were as follows:

	Target as a % of Salary	Target
John L. Stauch	125%	$1,287,500
Robert P. Fishman	100%	$685,000
Jerome O. Pedretti	80%	$472,000
Karla C. Robertson	75%	$453,750
Stephen J. Pilla	65%	$325,000
Mario R. D’Ovidio	80%	$508,000
For the 2022 MIP, the Compensation Committee approved, based on recommendations of the Chief Executive Officer, the following performance measures, which applied to our Named Executive Officers except Mr. D’Ovidio and Mr. Pedretti: segment income, revenue, and free cash flow, each measured with respect to company-wide performance. For Mr. D’Ovidio, the income and revenue performance goals were specific to the Consumer Solutions segment, for which he had primary responsibility, as well as company-wide income and free cash flow performance. For Mr. Pedretti, the income and revenue performance goals were specific to the Industrial & Flow Technologies segment, for which he had primary responsibility, as well as company-wide income and free cash flow performance.
When establishing the 2022 MIP design, the Compensation Committee approved an ESG component addressing progress towards our five social responsibility strategic targets announced in 2021 in the form of a potential modifier to the final MIP financial calculation for executive officers. This modifier may be applied to the MIP payout to increase or decrease such payout by up to 10%. Making progress toward these strategic targets is a baseline expectation. Increasing or decreasing the payout determined by the financial targets will only be for achievement well above or below overall expected progress. Threshold performance of financial targets must be met before any ESG modifier can be applied. In addition, the maximum payout for MIP is 200% of target, regardless of ESG performance.

38   2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
2022 performance goals that applied to each of our Named Executive Officers, as well as the weight assigned to each performance goal and the corresponding payout levels were as follows:

Company-wide Financial Performance Measure	Weight	Threshold (Required for any payout; payouts begin at 50%)	Target (100% payout)	Maximum (200% payout)
Segment Income	50%	$ 720 million	$ 800 million	$ 880 million
Revenue	30%	$3,780 million	$4,200 million	$4,620 million
Free Cash Flow	20%	$ 525 million	$ 620 million	$ 715 million
ESG Modifier	+/-10%
Consumer Solutions Financial Performance Measure	Weight	Threshold (Required for any payout; payouts begin at 50%)	Target (100% payout)	Maximum (200% payout)
Consumer Solutions Income	40%	$ 585 million	$ 650 million	$ 715 million
Consumer Solutions Revenue	20%	$2,405 million	$2,675 million	$2,940 million
Pentair Free Cash Flow	20%	$ 525 million	$ 620 million	$ 715 million
Pentair Income	20%	$ 720 million	$ 800 million	$ 880 million
ESG Modifier	+/-10%
Industrial & Flow Technologies Financial Performance Measure	Weight	Threshold (Required for any payout; payouts begin at 50%)	Target (100% payout)	Maximum (200% payout)
Industrial & Flow Technologies Income	40%	$ 215 million	$ 240 million	$ 265 million
Industrial & Flow Technologies Revenue	20%	$1,375 million	$1,525 million	$1,680 million
Pentair Free Cash Flow	20%	$ 525 million	$ 620 million	$ 715 million
Pentair Income	20%	$ 720 million	$ 800 million	$ 880 million
ESG Modifier	+/-10%
Consistent with our continuous effort to align pay with performance, and in response to shareholder feedback that compensation should be tied to strategic financial and operating performance goals, Named Executive Officer annual incentive compensation does not include an individual contribution component. As such, annual incentive compensation for Named Executive Officers is based on the achievement of financial performance goals and progress towards our social responsibility strategic targets.
The target levels for the performance goals were aligned with the corporate objectives in our annual operating plan. To provide an added performance incentive, the Compensation Committee determined that the amount of incentive compensation related to each performance goal would be scaled according to the amount by which the measure exceeded or fell short of the target. The Compensation Committee reviews information about annual incentive plan design among peer companies and considers the need for the Company to ensure that performance goals are reasonably attainable to provide appropriate incentives for executive officers. As such, payouts for 2022 performance were scaled from 0.50 at threshold performance to 2.0 times at the maximum, as detailed in the tables above. In line with our long-term goal to consistently generate free cash flow that equals or exceeds 100 percent of net income, we set our 2022 cash flow target to equal 100 percent conversion of our forecast net income.
In assessing our performance against the financial targets, the Compensation Committee excluded the 2021 baseline financial impacts (revenue and segment income contributions) of our acquisition of Manitowoc Ice since that acquisition was not contemplated at the time the financial targets were set. These adjustments reduced the Company’s and Consumer Solutions’ revenue and segment income by approximately $134 million and $36 million, respectively.
Additionally, the Compensation Committee also excluded the financial impacts (revenue and segment income

Pentair plc   39

COMPENSATION DISCUSSION AND ANALYSIS
contributions) of foreign exchange that was not contemplated at the time the financial targets were set. The foreign exchange adjustments increased the Company’s revenue and segment income by $61 million and $7 million, respectively, increased the revenue and segment income of Consumer Solutions by $21 million and $5 million, respectively, and increased the revenue and segment income of Industrial & Flow Technologies by $39 million and $6 million, respectively. Our financial results yielded a payout at 55.55% of target for each Named Executive Officer, except Mr. Pedretti and Mr. D’Ovidio, who received payouts of 87.12% and 26.16% of target, respectively.
With respect to the ESG modifier, the Compensation Committee recognized that progress was made in 2022 with respect to our social responsibility strategic targets that were announced in 2021. Making progress toward these strategic targets is a baseline expectation. The modifier is intended to apply only to achievement well above or below overall expected progress. For 2022, the Compensation Committee did not modify incentives up or down based on ESG results, reflecting progress generally on target against our goals.
The actual incentive compensation of each Named Executive Officer was determined by multiplying the eligible target incentive compensation amount by a multiplier determined as described above. For 2022, actual results as measured by the performance goals under the MIP for each of our Named Executive Officers were as follows:

Company-wide Financial Performance Measure	Weight	Target (100% Payout)	Actual Financial Results	Payout %	Weighted Payout %
Segment Income(1)(3)	50%	$ 800 million	$ 739 million	61.9%	30.94%
Revenue(1)	30%	$4,200 million	$4,049 million	82.0%	24.61%
Free Cash Flow(3)	20%	$ 620 million	$ 283 million	0.0%	0.00%
Total	100%				55.55%
ESG Modifier	+/-10%			100%	55.55%
Consumer Solutions Financial Performance Measure	Weight	Target (100% Payout)	Actual Financial Results	Payout %	Weighted Payout %
Consumer Solutions Income(1)(2)	40%	$ 650 million	$ 580 million	0.0%	0.00%
Consumer Solutions Revenue(1)(2)	20%	$2,675 million	$2,507 million	68.9%	13.78%
Pentair Free Cash Flow(3)	20%	$ 620 million	$ 283 million	0.0%	0.00%
Pentair Income(1)(3)	20%	$ 800 million	$ 739 million	61.9%	12.38%
Total	100%				26.16%
ESG Modifier	+/-10%			100%	26.16%
Industrial & Flow Technologies Financial Performance Measure	Weight	Target (100% Payout)	Actual Financial Results	Payout %	Weighted Payout %
Industrial & Flow Technologies Income(1)(2)	40%	$ 240 million	$ 248 million	132.0%	52.80%
Industrial & Flow Technologies Revenue(1)(2)	20%	$1,525 million	$1,540 million	109.7%	21.94%
Pentair Free Cash Flow(3)	20%	$ 620 million	$ 283 million	0.0%	0.00%
Pentair Income(1)(3)	20%	$ 800 million	$ 739 million	61.9%	12.38%
Total	100%				87.12%
ESG Modifier	+/-10%			100%	87.12%

(1)
As described above, results were adjusted to exclude the 2021 Manitowoc Ice acquisition baseline results and the impact of foreign exchange not contemplated at the time the financial targets were set.

(2)
Income at the segment level represents equity income of unconsolidated subsidiaries and operating income exclusive of intangible amortization, certain acquisition related expenses, costs of transformation and restructuring activities, impairments and other unusual non-operating items at the segment level.

Revenue at the segment level represents segment gross sales less applicable deductions for discounts, returns, and price adjustments to arrive at net sales for the segment.
(3)
Please see Appendix A for reconciliation of GAAP to non-GAAP financial measures included in this section.

40   2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
2022 LONG-TERM INCENTIVE COMPENSATION
The Compensation Committee emphasizes executive compensation that is tied to building and sustaining our company’s value through ordinary share performance over time.

2022 EQUITY MIX

25%
25%
50%
Stock Options
Restricted Stock Units
Performance Share Units

The Compensation Committee establishes long-term incentive compensation targets taking into consideration both published survey data and data from our Comparator Group. The Compensation Committee does not set award levels based on a particular peer group benchmark or any single factor. The Compensation Committee determines appropriate performance incentives based on a wide range of factors, such as competitive conditions for the Named Executive Officer’s position within the Comparator Group and in the broader employment market, as well as the Named Executive Officer’s level of responsibility, experience, and individual performance.
As it does each year, in determining 2022 long-term incentive compensation, the Compensation Committee referenced benchmark data (including compensation surveys, Comparator Group information and other data provided by Aon Consulting) in setting target dollar award levels for each Named Executive Officer and for each position or grade level.
As in prior years, the Compensation Committee continued to balance our long-term incentive compensation program components in a manner focused on shareholder wealth creation, the creation of a sustainable business, and ensuring the leadership is committed to the long-term success of our company.
For 2022, the Compensation Committee maintained the mix of long-term incentive award of performance share units at 50% of the total long-term award value and stock options and restricted stock units each at 25% of the total long-term award value as described below. The components had the features described below.
▶
Stock options — Each stock option has a term of ten years, with one-third of the options vesting on each of the first, second, and third anniversaries of the grant date.

▶
Restricted stock units — Each restricted stock unit represents the right to receive one ordinary share upon vesting. The restricted stock units generally vest as to one-third of the restricted stock units on each of the first, second, and third anniversaries of the grant date. Restricted stock units granted after May 2020 accrue dividend equivalents that will be paid out in ordinary shares if and when the award vests. Earlier restricted stock units entitled the holder to receive cash dividends on the units when dividends were declared.

▶
Performance share units — Each performance share unit represents the right to receive one ordinary share at the end of a three-year performance period if specified performance goals are achieved. For the performance share units granted in 2022 for the performance period 2022-2024, the Compensation Committee retained adjusted EPS and ROIC as the performance goals.

The Compensation Committee selected these metrics because of their relationship to driving long-term shareholder value and alignment with business strategy. The Compensation Committee believes that, while long-term interests should be reflected in performance-based awards, the targets should also be realistic and attainable. As such, the Compensation Committee set performance metrics for the 2022-2024 PSUs based on adjusted EPS and ROIC targets aligned with the growth objectives as defined within Pentair’s strategic plan, including payouts at Threshold levels that would pay out only at minimum Adjusted EPS growth and minimum ROIC performance. Payouts would be based on achievement of the threshold, target and maximum level of performance set for each metric, with payouts scaled for performance between those levels.
The number of shares subject to the stock options, restricted stock units and performance share units and the values of the awards granted to the Named Executive Officers in 2022 are reflected under “Executive Compensation Tables — Grants of Plan-Based Awards in 2022.”
The value of restricted stock units that vested for each Named Executive Officer in 2022 and the value of options exercised by each Named Executive Officer in 2022

Pentair plc   41

COMPENSATION DISCUSSION AND ANALYSIS
are shown in the table under “Executive Compensation Tables — 2022 Option Exercises and Stock Vested Table.”
Achievement under 2020-2022 PSUs
The Compensation Committee granted stock settled performance share units to the Named Executive Officers in 2020, relating to the three-year performance period 2020-2022. Each performance unit entitled the holder to one ordinary share following the end of the three-year performance period if we achieved specific company performance goals on metrics established by the Compensation Committee. The performance goals selected by the Compensation Committee for the 2020-2022 performance period were Adjusted EPS and ROIC, weighted 75% and 25% respectively. The targets set were reflective of our long-term growth and acquisition strategy. Payouts would be scaled for performance between threshold and target and between target and maximum.
The Compensation Committee reviewed and approved the performance share units for the 2020-2022 performance period as reflected in the chart below.
The payout levels for 2020-2022 PSUs were as follows:

Financial Performance Measure	Weight	Threshold (50% Payout)	Target (100% payout)	Maximum (200% payout)	Actual	Actual Weighted Payout (% of Target)
Adjusted EPS*	75%	$2.68	$3.00	$3.71	$3.68	146.58%
ROIC**	25%	12%	15%	18%	15.7%	30.83%
2020-2022 Total Weighted Performance	100%					177.41%

*
Adjusted EPS is determined based on full year 2022 adjusted earnings per diluted share from continuing operations.

**
ROIC is determined by the sum of the trailing four quarters of Segment Income after tax plus depreciation less capital expenditures for the quarters ended March 31, June 30, September 30 and December 31, 2022 divided by the average of the trailing five quarters invested capital (Total Shareholders’ Equity + Long-term Debt + Current Maturities of Long-term Debt and Short-term Borrowings — Cash and Cash Equivalents) as of December 31, 2022.

PERQUISITES AND OTHER PERSONAL BENEFITS
The Compensation Committee periodically reviews market data provided by Aon Consulting to assess the levels of perquisites and other personal benefits provided to the Named Executive Officers.
We provide our executive officers with limited perquisites in the form of occasional personal use of event tickets when such tickets are not being used for business purposes and a limited financial counseling benefit, for which, in both cases, we have no aggregate incremental cost, as well as one executive physical per year for preventative care.
In September 2021, the Compensation Committee adopted a Products and Services Program for Executives. The program is intended to encourage the use and promotion of Pentair’s products and service offerings by our executives, and to give our executive officers first- hand knowledge of our customers’ experiences.
Executive officers are eligible for a maximum of $20,000 of products and services annually; Pentair covers sales taxes on the products and services; and executive officers are responsible for paying associated income taxes.

STOCK OWNERSHIP GUIDELINES
The Compensation Committee has established stock ownership guidelines for the Named Executive Officers and other executives to motivate them to become significant shareholders, to further encourage long-term performance and growth, and to align their interests with those of shareholders generally. The Compensation Committee monitors executives’ compliance with these guidelines and periodically reviews the definition of “stock ownership” to reflect the practices of companies in the Comparator Group. “Stock ownership” currently includes

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COMPENSATION DISCUSSION AND ANALYSIS
ordinary shares owned by the executive officers both directly and indirectly, the pro-rated portion of unvested restricted stock units, and shares held in our employee stock ownership plan or our employee stock purchase plan. Stock ownership does not include performance share units until they are earned at the end of the performance period and unvested or vested but unexercised stock options. The Compensation Committee determined that, over a period of five years from appointment, certain executives should accumulate and hold ordinary shares equal to specified multiples of their base salaries.

Executive Level	Stock Ownership Guidelines (as a multiple of salary)
Chief Executive Officer	6.0x base salary
Executive Vice President and Chief Financial Officer and Chief Accounting Officer	3.0x base salary
Executive Vice President and Chief Human Resources Officer	2.5x base salary
Executive Vice President, General Counsel, Secretary and Chief Social Responsibility Officer
Executive Vice President and Chief Technology Officer
Executive Vice President, Chief Supply Chain Officer and Chief Transformation Officer
Segment Presidents
Other Key Executives	2.0x base salary
STOCK OWNERSHIP FOR THE CONTINUING NAMED EXECUTIVE OFFICERS AS OF DECEMBER 31, 2022
Name	Share Ownership	12/31/22 Market Value ($)(1)	Ownership Guideline ($)	Meets Guideline
John L. Stauch	530,322	23,853,884	6,180,000	Yes
Robert P. Fishman	44,541	2,003,454	2,055,000	No(2)
Jerome O. Pedretti	27,438	1,234,161	1,475,000	No(2)
Karla C. Robertson	39,725	1,786,831	1,512,500	Yes
Stephen J. Pilla	15,002	674,790	1,250,000	No(2)

(1)
The amounts in this column were calculated by multiplying the closing market price of our ordinary shares on the last trading day of our most recently completed fiscal year of $44.98 by the number of shares owned.

(2)
Per the terms of our stock ownership guidelines, an executive has five years from the date of his or her appointment to meet his or her ownership guideline. Mr. Pedretti was promoted into an Executive Officer within the last five years and Mr. Pilla and Mr. Fishman joined the Company within the last five years; thus, none of these Named Executive Officers were required to have met the applicable ownership guidelines as of December 31, 2022. All other Named Executive Officers meet these guidelines.

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COMPENSATION DISCUSSION AND ANALYSIS
EQUITY HOLDING POLICY
We maintain an equity holding policy under which executive officers subject to our share ownership guidelines are required to retain 100% of the net number of shares acquired under equity awards until the ownership guidelines are satisfied. This policy may be waived to the extent its application to any individual executive officer would cause undue hardship to the executive officer.

CLAWBACK POLICY
We maintain a clawback policy under which certain incentive compensation earned by an executive officer may be recouped if the executive officer’s fraud or intentional misconduct is a significant contributing factor to a restatement of financial results. The incentive compensation subject to this policy includes cash bonuses, cash performance units and equity-based awards subject to performance-based vesting conditions to the extent the compensation was paid, credited or earned during the year after the financial results were first disclosed.
We expect to revise our clawback policy in 2023 to reflect the final clawback rules adopted by the SEC and NYSE.

POLICY PROHIBITING HEDGING AND PLEDGING
We maintain a policy that prohibits our executive officers, directors and other employees from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Pentair securities. Prohibited transactions include transactions in puts, calls, cashless collars, options (other than options issued by Pentair to acquire Pentair securities), short sales and similar rights and obligations. This restriction applies to all Pentair securities owned directly or indirectly by the individual, including Pentair securities owned by their family members and their respective designees. Nothing in our policy precludes an executive officer, director or employee or their designees from engaging in general portfolio diversification or investing in broad-based index funds. In addition, our executive officers, directors and other employees and their family members are also prohibited from holding Pentair securities in a margin account or otherwise pledging Pentair securities as collateral for a loan.

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COMPENSATION DISCUSSION AND ANALYSIS
RETIREMENT AND OTHER BENEFITS
Eligible Named Executive Officers and other executives and employees participate in a number of retirement and similar plans that are described below under “Executive Compensation Tables — 2022 Pension Benefits.” We also provide other benefits such as medical, dental, life insurance and disability coverage to substantially all of our full-time U.S. salaried employees, including the Named Executive Officers. We aim to provide employee and executive benefits that are competitive in the market.

Medical, Dental, Life Insurance and Disability Coverage
Employee benefits such as medical, dental, life insurance and disability coverage are available to all full-time U.S.-based employees through our active employee plans. In addition to these benefits for active employees, we provide post-retirement medical, dental and life insurance coverage to certain retirees in accordance with the legacy company plans that applied at the time the employees were hired. We provide up to one and one-half times annual salary (up to $1,000,000) in life insurance, and up to $15,000 per month in long-term disability coverage. The value of these benefits is not required to be included in the Summary Compensation Table because they are made available to all full-time U.S. employees.

Other Paid Time-Off Benefits
We also provide vacation and other paid holidays to all employees, including the Named Executive Officers, which we have determined to be comparable to those provided at other large companies.
Deferred Compensation
We sponsor a non-qualified deferred compensation program, called the Sidekick Plan, for our U.S. executives within or above the pay grade that has a midpoint annual salary of $201,000 in 2022. This plan permits executives to defer up to 25% of their base salary and 75% of their annual cash incentive compensation. Executives also may defer receipt of restricted stock units or performance share units. We normally make contributions to the Sidekick Plan on behalf of participants with respect to each participant’s contributions from that portion of his or her income above the maximum imposed by the U.S. Internal Revenue Code of 1986, as amended (the “Code”), which was $305,000 in 2022, but below the Sidekick Plan’s compensation limit of $700,000. Please see the narrative following the “Nonqualified Deferred Compensation Table” below for additional information on our contributions.
Participants in the Sidekick Plan may invest their account balances in a number of possible mutual fund investments. Fidelity Investments Institutional Services Co. provides these investment vehicles for participants and handles all allocation and accounting services for the Sidekick Plan. We do not guarantee or subsidize any investment earnings under the Sidekick Plan, and our ordinary shares are not a permitted investment choice under the Sidekick Plan, although deferred restricted stock units and performance share units are automatically invested in Pentair shares.
Amounts deferred, if any, under the Sidekick Plan by the Named Executive Officers are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table. Our contributions allocated to the Named Executive Officers under the Sidekick Plan are included in the “All Other Compensation” column in the Summary Compensation Table.

SEVERANCE AND CHANGE IN CONTROL BENEFITS
We provide severance and change in control benefits to selected executives to facilitate smooth executive transitions, attract and retain executive talent, and provide for continuity of management upon a threatened or completed change in control. We believe that the security that these benefits provide helps our key executives to remain focused on our ongoing business and reduces the key executives’ concerns about future

Pentair plc   45

COMPENSATION DISCUSSION AND ANALYSIS
employment. We also believe that these benefits allow our executives to consider the best interests of our company and shareholders due to the economic security afforded by these benefits. We currently provide the following severance and change in control benefits to our executive officers:
▶
We have agreements with our key corporate executives and other key leaders, including all Named Executive Officers, that provide for contingent benefits upon a change in control or upon a covered termination following a change in control. The benefits under these agreements are designed to provide economic protection to key executives following a change in control of our company so that our executives can remain focused on our business without undue personal concern.

▶
If after a change in control of the Company, an eligible employee is terminated by the Company other than by reason of death, disability or cause (as defined in the KEESA), then all options, restricted stock and restricted stock units that are unvested become fully vested (e.g., double trigger vesting); all performance awards (other than annual incentive awards) are paid in full based on performance at the better of target or trend; and all annual incentive awards are paid based on full satisfaction of the performance goals (i.e., target). In addition, if an employee’s employment is involuntarily terminated for a reason other than cause, death or disability, or if an employee who is a Board-appointed corporate officer voluntarily terminates employment for good reason, then the employee’s outstanding awards will be eligible for continued or accelerated vesting as described below under “Executive Compensation Tables — Potential Payments Upon Termination Or Change In Control.”
▶
Our executive officer severance plan provides our executive officers with severance benefits in the event of certain types of terminations of employment (other than a termination following a change in control). The severance benefits are aligned with market practices and are designed to attract and retain executive talent. The plan is described in more detail below.

We explain these benefits more fully below under “Executive Compensation Tables — Potential Payments Upon Termination Or Change In Control.”

IMPACT OF TAX CONSIDERATIONS
Section 162(m) of the Code limits the amount we may deduct for compensation paid in any year to certain executive officers (“covered employees”) to $1,000,000. Section 162(m) exempted qualifying performance- based compensation with respect to taxable years beginning on or before December 31, 2017 and payable pursuant to binding written agreements in effect on November 2, 2017. Since that time all compensation to covered employees has been subject to the $1,000,000 deduction limit.

COMPENSATION CONSULTANT
The Compensation Committee engages an external compensation consultant to advise the Compensation Committee in implementing and overseeing appropriate compensation programs and policies. The Compensation Committee regularly evaluates the performance of its external compensation consultant and periodically conducts a competitive bid process for the role.
During 2022, the Compensation Committee continued to retain Aon Consulting, an external compensation consultant, to advise the Compensation Committee on executive compensation issues. See “Corporate Governance Matters — Committees of the Board — Compensation Committee.” The Compensation Committee evaluated the independence of Aon Consulting and the individual representatives of Aon Consulting who served as the Compensation
Committee’s consultants based on the factors required by the NYSE. Aon Consulting is a wholly-owned subsidiary of Aon plc, which provides insurance brokerage and benefit consulting services to us. For the year ended December 31, 2022, we paid Aon plc approximately $1,180,000 for insurance brokerage and benefit consulting services and Aon Consulting approximately $203,000 for executive compensation consulting for the Compensation Committee. The decision to engage Aon plc for insurance brokerage and benefit consulting services was made by management and was not approved by the Board or the Compensation Committee. The Compensation Committee concluded, based on the evaluation described above, that the services performed by Aon plc with respect to insurance and benefits administration did not raise a conflict of interest or impair Aon Consulting’s ability to provide

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COMPENSATION DISCUSSION AND ANALYSIS
independent advice to the Compensation Committee regarding executive compensation matters and that Aon Consulting was independent for purposes of the Compensation Committee.
At the direction of the Compensation Committee, Aon Consulting advises the Compensation Committee in implementing and overseeing appropriate compensation programs and policies. As part of this process, Aon Consulting provides the Compensation Committee with comparative market data based on analyses of the practices of the Comparator Group defined above under “Comparative Framework” and relevant survey data.
The comparative market data that Aon Consulting provides address the structure of the compensation programs maintained by the Comparator Group companies as well as the amount of compensation they provide. Aon Consulting provides guidance on industry best practices and advises the Compensation Committee in determining appropriate ranges for base salaries, annual incentive compensation and long-term incentive compensation for each senior executive position.

EVALUATING THE CHIEF EXECUTIVE OFFICER’S PERFORMANCE
In the fall of 2022, the independent directors on the Board and the Compensation Committee employed a formal process to evaluate Mr. Stauch’s performance. Each independent director provided an evaluation of Mr. Stauch’s performance. The Board Chairman and the Compensation Committee Chair discussed the evaluation results with the Compensation Committee and independent directors, and the independent directors reviewed and discussed the evaluation results and
Mr. Stauch’s compensation in executive session of the Board of Directors meeting. The Board Chairman and the Compensation Committee Chair finalized Mr. Stauch’s performance assessment and reviewed the assessment results and commentary with Mr. Stauch. The Compensation Committee determined Mr. Stauch’s compensation and performance targets for the following year.

EQUITY AWARD PRACTICES
The Compensation Committee reviews and approves equity awards to executive officers at regular meetings throughout the year. The Compensation Committee has also given the Chief Executive Officer discretion to grant equity awards to non-executive officers as required throughout the year (other than normal annual grants, which are granted by the Compensation Committee) within the guidelines of our equity incentive plan, up to a maximum grant date value of $2,000,000 total for 2022. The Chief Executive Officer provides a summary report to the Compensation Committee disclosing the aggregate awards granted by the Chief Executive Officer during the preceding fiscal year. Awards granted outside of our regularly scheduled Compensation Committee meetings are generally effective on the last day of the month following the month in which they were approved. If the last day of such month is a day on which the NYSE is not open for trading, then the grant date will be the first day of the following month on which the NYSE is open for trading. All options are granted with an exercise price equal to fair market value based on the closing share price on the effective day of grant.

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EXECUTIVE COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
The table below summarizes the total compensation paid to or earned by each of the Named Executive Officers for the years ended December 31, 2020, 2021, and 2022.
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total Compensation ($)
John L. Stauch President and Chief Executive Officer	2022	1,030,040	—	4,499,985	1,500,027	715,206	—	38,007	7,783,265
	2021	995,038	—	3,749,993	1,250,001	2,388,000	1,008,814	37,700	9,429,546
	2020	970,038	—	3,374,966	1,124,995	1,234,888	2,598,053	39,104	9,342,044
Robert P. Fishman Executive Vice President, Chief Financial Officer and Chief Accounting Officer	2022	685,026	—	1,293,793	431,249	380,518	—	48,970	2,839,556
	2021	665,026	—	1,275,006	425,005	1,330,000	—	43,908	3,738,945
	2020	455,510	—	1,499,989	—	482,333	—	109,046	2,546,878
Jerome O. Pedretti Executive Vice President and President, Industrial & Flow Technologies	2022	590,023	—	750,010	250,001	411,206	—	38,150	2,039,390
	2021	570,022	—	637,529	212,503	820,800	—	31,566	2,272,420
Karla C. Robertson Executive Vice President, General Counsel, Secretary and Chief Social Responsibility Officer	2022	605,023	—	693,785	231,252	252,058	—	35,750	1,817,868
	2021	585,023	—	674,991	225,003	877,500	—	30,446	2,392,963
	2020	540,021	—	543,764	181,249	429,665	—	54,544	1,749,243
Stephen J. Pilla Executive Vice President, Chief Supply Chain Officer	2022	500,019	—	562,454	187,511	180,538	—	40,666	1,471,188
Mario R. D’Ovidio Former Executive Vice President and President, Consumer Solutions(7)	2022	450,178	—	825,046	275,013	88,838	—	459,534	2,098,609
	2021	615,024	—	750,020	250,005	984,000	—	24,586	2,623,635
	2020	397,743	—	750,014	—	429,824	—	12,501	1,590,082

(1)
Amounts shown in the “Salary” and “Non-Equity Incentive Plan Compensation” columns are not reduced by any deferrals under our nonqualified deferred compensation plans. The amounts shown in the “Salary” column for Mr. D’Ovidio include a payment for unused vacation in the amount of $24,423.

(2)
The amounts in column (e) represent the aggregate grant date fair value, computed in accordance with ASC 718, of restricted stock units and performance share units granted during each year. The values attributable to the 2022 grants of restricted stock units were as follows: Mr. Stauch — $1,500,019; Mr. Fishman — $431,264; Mr. Pedretti — $250,027; Ms. Robertson — $231,285; Mr. Pilla — $187,485; and Mr. D’Ovidio — $275,015. The values attributable to the 2022 grants of performance share units were based on the probable outcome of the performance conditions at the time of grant, and were as follows: Mr. Stauch — $2,999,966; Mr. Fishman — $862,529; Mr. Pedretti — $499,983; Ms. Robertson — $462,500; Mr. Pilla — $374,969; and Mr. D’Ovidio — $550,031. The maximum values of the 2022 grants of performance share units at the time of grant assuming that the highest level of performance conditions are attained, are as follows: Mr. Stauch — $5,999,932; Mr. Fishman — $1,725,058; Mr. Pedretti — $999,966; Ms. Robertson — $925,000; Mr. Pilla — $749,938; and Mr. D’Ovidio — $1,100,062. Additional assumptions used in the calculation of the amounts in column (e) are included in note 13 to our audited financial statements for the year ended December 31, 2022 included in our Annual Report on Form 10-K filed with the SEC on February 21, 2023.

(3)
The amounts in column (f) represent the aggregate grant date fair value, computed in accordance with ASC 718, of stock options granted during each year. Assumptions used in the calculation of these amounts are included in note 13 to our audited financial statements for the year ended December 31, 2022 included in our Annual Report on Form 10-K filed with the SEC on February 21, 2023.

(4)
The amounts in column (g) reflect cash awards to the named individuals pursuant to awards under the MIP as determined by the Compensation Committee.

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EXECUTIVE COMPENSATION TABLES
(5)
The amounts in column (h) reflect the net increase, if any, in the actuarial present value of Mr. Stauch’s accumulated benefits under all of our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. The actual present value of such accumulated benefit for Mr. Stauch decreased by $3,186,081 in 2022. These negative amounts are not reflected in the sums reported in column (h).

(6)
The table below shows the components of column (i) for 2022, which include perquisites and other personal benefits, and the Company contributions under the Sidekick Plan, the Pentair, Inc. Retirement Savings and Stock Incentive Plan (the “RSIP”) and the Employee Stock Purchase and Bonus Plan and, for Mr. D’Ovidio, certain severance payments. The Named Executive Officers also receive perquisites in the form of occasional personal use of event tickets when such tickets are not being used for business purposes and a limited financial counseling benefit, for which, in both cases, we have no aggregate incremental cost.

	(A)	(B)	(C)	(D)	(E)
Name	Other Perquisites and Personal Benefits ($)(a)	Contributions under Defined Contribution Plans ($)(b)	Matches under the Employee Stock Purchase Plan ($)	Severance Payments ($)(c)	Total All Other Compensation ($)
John L. Stauch	—	35,750	2,257	—	38,007
Robert P. Fishman	13,145	35,825	—	—	48,970
Jerome O. Pedretti	2,400	35,750	—	—	38,150
Karla C. Robertson	—	35,750	—	—	35,750
Stephen J. Pilla	6,646	31,758	2,262	—	40,666
Mario R. D’Ovidio	—	20,250	1,609	437,675	459,534

(a)
The amount shown in column (A) includes annual executive physicals for Mr. Fishman in the amount of $12,295 and Mr. Pedretti in the amount of $2,400, and a wellness program credit for Mr. Fishman. The wellness program credit was provided pursuant to a broad-based policy that applies generally to U.S. employees. The amount shown in column (A) for Mr. Pilla reflects the aggregate incremental cost of Pentair products he received pursuant to a benefit provided to all executives as a part of our Products and Services Program for Executives.

(b)
The amount shown in column (B) for each individual reflects amounts contributed by us to the RSIP and the Sidekick Plan during 2022. In the case of the Sidekick Plan, the amounts contributed by us during 2022 relate to salary deferrals in 2021.

(c)
The amount shown in column (D) reflects payments pursuant to the Executive Severance Plan. Mr. D’Ovidio was entitled to receive $381,000 in cash severance, $41,675 for medical and dental premiums and $15,000 in outplacement services.

(7)
Mr. D’Ovidio’s employment terminated September 1, 2022.

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EXECUTIVE COMPENSATION TABLES
GRANTS OF PLAN-BASED AWARDS IN 2022
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Name	Grant Date	Compensation Committee Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
John L. Stauch	1/03/2022	12/06/2021	—	—	—	21,130	42,259	84,518	—	—	—	2,999,966
	1/03/2022	12/06/2021	—	—	—	—	—	—	21,130	—	—	1,500,019
	1/03/2022	12/06/2021	—	—	—	—	—	—	—	1,408	70.99	27,215
	1/03/2022	12/06/2021	—	—	—	—	—	—	—	76,197	70.99	1,472,812
	—	—	643,750	1,287,500	2,575,000	—	—	—	—	—	—	—
Robert P. Fishman	1/03/2022	12/06/2021	—	—	—	6,075	12,150	24,300	—	—	—	862,529
	1/03/2022	12/06/2021	—	—	—	—	—	—	6,075	—	—	431,264
	1/03/2022	12/06/2021	—	—	—	—	—	—	—	1,408	70.99	27,215
	1/03/2022	12/06/2021	—	—	—	—	—	—	—	20,903	70.99	404,034
	—	—	342,500	685,000	1,370,000	—	—	—	—	—	—	—
Jerome O. Pedretti	1/03/2022	12/06/2021	—	—	—	3,522	7,043	14,086	—	—	—	499,983
	1/03/2022	12/06/2021	—	—	—	—	—	—	3,522	—	—	250,027
	1/03/2022	12/06/2021	—	—	—	—	—	—	—	1,408	70.99	27,215
	1/03/2022	12/06/2021	—	—	—	—	—	—	—	11,526	70.99	222,786
	—	—	236,000	472,000	944,000	—	—	—	—	—	—	—
Karla C. Robertson	1/03/2022	12/06/2021	—	—	—	3,258	6,515	13,030	—	—	—	462,500
	1/03/2022	12/06/2021	—	—	—	—	—	—	3,258	—	—	231,285
	1/03/2022	12/06/2021	—	—	—	—	—	—	—	1,408	70.99	27,215
	1/03/2022	12/06/2021	—	—	—	—	—	—	—	10,556	70.99	204,037
	—	—	226,875	453,750	907,500	—	—	—	—	—	—	—
Stephen J. Pilla	1/03/2022	12/06/2021	—	—	—	2,641	5,282	10,564	—	—	—	374,969
	1/03/2022	12/06/2021	—	—	—	—	—	—	2,641	—	—	187,485
	1/03/2022	12/06/2021	—	—	—	—	—	—	—	1,408	70.99	27,215
	1/03/2022	12/06/2021	—	—	—	—	—	—	—	8,293	70.99	160,295
	—	—	162,500	325,000	650,000	—	—	—	—	—	—	—
Mario R. D’Ovidio	1/03/2022	12/06/2021	—	—	—	3,874	7,748	15,496	—	—	—	550,031
	1/03/2022	12/06/2021	—	—	—	—	—	—	3,874	—	—	275,015
	1/03/2022	12/06/2021	—	—	—	—	—	—	—	1,408	70.99	27,215
	1/03/2022	12/06/2021	—	—	—	—	—	—	—	12,820	70.99	247,798
	—	—	254,000	508,000	1,016,000	—	—	—	—	—	—	—

(1)
The Compensation Committee’s practices for granting options, performance share units, and restricted stock units, including the timing of all grants and approvals thereof, are described under “Compensation Discussion and Analysis — 2022 Long-Term Incentive Compensation.”

(2)
These amounts are based on the Named Executive Officer’s current position and base salary in effect on December 31, 2022. The amounts for Mr. D’Ovidio reflect the full year opportunity; while his actual bonus earned pursuant to the MIP for 2022 disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table reflects a pro rata amount based on his termination date. The amounts shown in column (d) reflect the total of the threshold payment levels for each element under our MIP. This amount is 50% of the target amounts shown in column (e). The amounts shown in column (f) are 200% of such target amounts for each Named Executive Officer.

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(3)
The amounts shown in column (g) reflect the total of the threshold payment levels for the 2022-2024 awards of share settled performance units granted in 2022 under the 2020 Plan set at 50% of the target amounts shown in column (h). The amounts shown in column (i) are 200% of such target amounts. Any amounts payable with respect to performance units would be paid in February 2025, based on cumulative company performance for the period 2022 to 2024.

(4)
The amounts shown in column (j) reflect the number of restricted stock units granted to each Named Executive Officer in 2022.

(5)
The amounts shown in column (k) reflect the number of options to purchase ordinary shares granted to each Named Executive Officer in 2022.

(6)
The amounts shown in column (m) reflect the grant date fair value of the awards of restricted stock units, performance share units (at target performance level) and stock options computed in accordance with ASC 718.

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EXECUTIVE COMPENSATION TABLES
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022
	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option exercise price ($)(1)	Option expiration date	Number of shares of stock or units that have not been vested (#)(2)	Market value of shares of stock or units that have not vested ($)(3)	Equity incentive plan awards: Number of unearned shares that have not vested (#)(4)	Equity incentive plan awards: Market or payout value of unearned shares that have not vested ($)(5)
John L. Stauch	—	—	—	—	46,220	2,078,976	—	—
	—	—	—	—	—	—	92,920	4,179,542
	32,596	—	51.21	1/2/2024	—	—	—	—
	47,506	—	44.43	1/2/2025	—	—	—	—
	58,499	—	38.61	1/3/2027	—	—	—	—
	87,016	—	45.42	5/2/2028	—	—	—	—
	122,549	—	37.77	1/2/2029	—	—	—	—
	75,380	37,691(6)	46.42	1/2/2030	—	—	—	—
	33,431	66,862(7)	51.53	1/4/2031	—	—	—	—
	—	77,605(8)	70.99	1/3/2032	—	—	—	—
Robert P. Fishman	—	—	—	—	51,758	2,328,075	—	—
	—	—	—	—	—	—	29,337	1,319,578
	11,366	22,734(7)	51.53	1/4/2031	—	—	—	—
	—	22,311(8)	70.99	1/3/2032	—	—	—	—
Jerome O. Pedretti	—	—	—	—	8,138	366,047	—	—
	—	—	—	—	—	—	15,653	704,072
	6,870	—	45.42	5/2/2028	—	—	—	—
	5,810	—	42.68	3/1/2029	—	—	—	—
	8,044	4,023(9)	41.08	3/2/2030	—	—	—	—
	5,683	11,367(7)	51.53	1/4/2031	—	—	—	—
	—	12,934(8)	70.99	1/3/2032	—	—	—	—
Karla C. Robertson	—	—	—	—	7,613	342,433	—	—
	—	—	—	—	—	—	15,616	702,408
	15,457	—	45.42	5/2/2028	—	—	—	—
	21,154	—	37.77	1/2/2029	—	—	—	—
	12,144	6,073(6)	46.42	1/2/2030	—	—	—	—
	6,017	12,036(7)	51.53	1/4/2031	—	—	—	—
	—	11,964(8)	70.99	1/3/2032	—	—	—	—
Stephen J. Pilla	—	—	—	—	18,557	834,694	—	—
	—	—	—	—	—	—	12,364	556,133
	4,680	9,361(7)	51.53	1/4/2031	—	—	—	—
	—	9,701(8)	70.99	1/3/2032	—	—	—	—
Mario R. D’Ovidio(10)	—	—	—	—	—	—	17,868	803,703
	6,686	13,373(7)	51.53	9/1/2027	—	—	—	—
	—	14,228(8)(10)	70.99	9/1/2027	—	—	—	—

(1)
The exercise price for all stock option grants is the fair market value of our ordinary shares on the date of grant.

(2)
The restrictions with respect to one-third of the shares will lapse on the first, second, and third anniversaries of the grant date, except as noted below. The grant dates of the restricted stock unit awards are as follows:

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EXECUTIVE COMPENSATION TABLES
Name	Grant Date	Number of Restricted Stock Units
John L. Stauch	1/2/2020	8,079
	1/4/2021	16,648
	1/3/2022	21,493
Robert P. Fishman	6/1/2020(a)	39,918
	1/4/2021	5,661
	1/3/2022	6,179
Jerome O. Pedretti	3/2/2020	1,725
	1/4/2021	2,831
	1/3/2022	3,582
Karla C. Robertson	1/2/2020	1,302
	1/4/2021	2,997
	1/3/2022	3,314
Stephen J. Pilla	9/30/2020(a)	13,540
	1/4/2021	2,331
	1/3/2022	2,686
Mario R. D’Ovidio(10)	—	—

(a)
Restricted stock unit award will vest in full on the third anniversary of the grant date.

(3)
The amounts in this column were calculated by multiplying the closing market price of our ordinary shares on the last trading day of our most recently completed fiscal year of $44.98 by the number of unvested restricted stock units.

(4)
The number of performance share units shown in this column reflects the target performance level for the 2021-2023 and 2022-2024 performance share unit awards.

Name	Vesting Date	Number of Performance Share Units
John L. Stauch	12/31/2023	49,936
	12/31/2024	42,985
Robert P. Fishman	12/31/2023	16,978
	12/31/2024	12,359
Jerome O. Pedretti	12/31/2023	8,490
	12/31/2024	7,164
Karla C. Robertson	12/31/2023	8,989
	12/31/2024	6,627
Stephen J. Pilla	12/31/2023	6,991
	12/31/2024	5,373
Mario R. D’Ovidio(10)	12/31/2023	9,987
	12/31/2024	7,881

(5)
The amounts in this column were calculated by multiplying the closing market price of our ordinary shares on the last trading day of our most recently completed fiscal year of $44.98 by the number of unvested performance share units.

(6)
One-third of these options will vest on each of the first, second and third anniversaries of the grant date, January 2, 2020.

(7)
One-third of these options will vest on each of the first, second and third anniversaries of the grant date, January 4, 2021.

(8)
One-third of these options will vest on each of the first, second and third anniversaries of the grant date, January 3, 2022.

(9)
One-third of these options will vest on each of the first, second and third anniversaries of the grant date, March 2, 2020.

(10)
Pursuant to the terms of Mr. D’Ovidio’s award agreements, in connection with his involuntary termination without cause, his outstanding stock options will remain outstanding and vest on the earlier of the expiration date of the award or the fifth anniversary of the termination, his restricted stock unit awards vested in full upon his separation date, and his performance share units vested in full and will be calculated based on the Company’s actual performance.

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EXECUTIVE COMPENSATION TABLES
2022 OPTION EXERCISES AND STOCK VESTED TABLE
The following table shows a summary of the stock options exercised by the Named Executive Officers in 2022 and the restricted stock or restricted stock units vested for the Named Executive Officers during 2022.
	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
John L. Stauch	—	—	115,960(3)	5,886,903
Robert P. Fishman	—	—	2,781	199,843
Jerome O. Pedretti	—	—	8,798(3)	464,242
Karla C. Robertson	—	—	18,944(3)	967,150
Stephen J. Pilla	—	—	1,145	82,280
Mario R. D’Ovidio	—	—	28,866(4)	1,320,584

(1)
Reflects the amount calculated by multiplying the number of options exercised by the difference between the market price of our ordinary shares on the exercise date and the exercise price of options.

(2)
Reflects (i) for restricted stock units, the amount calculated by multiplying the number of shares vested by the market price of our ordinary shares on the vesting date and (ii) for performance share units, the amount calculated by multiplying the number of shares vested by the closing market price of our ordinary shares on December 30, 2022 when the units vested even though the shares were not issued until after the Compensation Committee certified the performance results.

(3)
The amount includes the performance share units earned for the 2020-2022 performance period that ended on December 31, 2022 based on the level of achievement of the performance targets.

(4)
Pursuant to the terms of Mr. D’Ovidio’s award agreements, 27,230 restricted stock units vested upon his separation date. The value shown is calculated by multiplying the units vested by the closing market price of our common stock on his separation date of $44.18. These shares will settle six months following his separation date.

2022 PENSION BENEFITS
Listed below are the number of years of credited service and present value of accumulated pension benefits as of December 31, 2022 for Mr. Stauch, the only Named Executive Officer who participated in the Pentair, Inc. Supplemental Executive Retirement Plan and the Pentair, Inc. Restoration Plan, which are described in detail following the table below, during 2022. The disclosed amounts are actuarial estimates only and do not necessarily reflect the actual amounts that will be paid to Mr. Stauch, which will only be known at the time that he becomes eligible for payment. The actual amount of pension benefits ultimately paid to a Named Executive Officer may vary based on a number of factors, including differences from the assumptions used to calculate the amounts.

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)(1)	Payments during last fiscal year ($)
John L. Stauch	Pentair, Inc. Supplemental Executive Retirement Plan	16	8,084,881	—

(1)
The Supplemental Executive Retirement Plan benefits, which include amounts under the Restoration Plan, are payable following retirement at age 55 or later in the form of an annuity. The actuarial present value above was calculated using the following methods and assumptions:

▶
Present values for the Supplemental Executive Retirement Plan are based on a 180-month certain-only annuity.

▶
The present value of Supplemental Executive Retirement Plan benefits as of December 31, 2022 was calculated assuming a 5.12% interest rate.

The Pentair, Inc. Retirement Savings and Stock Incentive Plan, the Pentair, Inc. Supplemental Executive Retirement Plan and the Pentair, Inc. Restoration Plan were all amended in 2008 to comply with final regulations under Section 409A of the Code. As a result of these amendments, benefits vested prior to January 1, 2005 are separated from benefits earned after January 1, 2005, and may offer different distribution or other options to participants from those described below.

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EXECUTIVE COMPENSATION TABLES
The Pentair, Inc. Supplemental Executive Retirement and Restoration Plan
The Pentair, Inc. Supplemental Executive Retirement Plan (“SERP”) and the Pentair, Inc. Restoration Plan (“Restoration Plan”) are unfunded, nonqualified defined benefit pension plans. Employees eligible for participation in the SERP include all executive officers and other key executives selected for participation by the Compensation Committee. Participation in the Restoration Plan is limited to eligible employees under the SERP who were eligible employees on or before December 31, 2007. Benefits under these two plans vest upon the completion of five years of benefit service (all service following initial participation). These plans are combined for all administrative, accounting and other purposes. Of the Named Executive Officers, only Mr. Stauch participated in the SERP and the Restoration Plan. Mr. Stauch was fully vested in these plans during 2022.
Benefits under the SERP are based upon an employee’s years of service following initial participation and the highest average earnings for a five calendar- year period (ending with retirement). Compensation covered by the SERP and the Restoration Plan for Mr. Stauch equals the amount set forth in the “Salary” column in the Summary Compensation Table and incentive compensation paid under the MIP set forth in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.
Benefits under the SERP are calculated as:
▶
final average compensation as defined above; multiplied by

▶
benefit service percentage, which equals 15% multiplied by years of benefit service.

The Restoration Plan is designed to provide retirement benefits based on compensation earned by participants in excess of the annual limitation imposed by the Code, which was $305,000 in 2022.
Benefits under the Restoration Plan are calculated as:
▶
final average compensation as defined above, less compensation below the annual limitation amount in each year; multiplied by

▶
earned benefit service percentage (which is weighted based on age at the time of service), in accordance with the following table:

Service Age	Percentage
Under 25	4.0%
25-34	5.5%
35-44	7.0%
45-54	9.0%
55 or over	12.0%
The benefit percentages calculated above are added, and the resulting percentage is multiplied by the covered compensation amount. Benefits vested as of December 31, 2004 are payable after retirement in the form of a 15-year certain annuity or, at the participant’s option, a 100% joint and survivor annuity. Benefits earned after December 31, 2004 are payable after retirement in the form of a 15-year certain annuity. No additional benefits may be earned under the Restoration Plan after December 31, 2017.
The present value of the combined accumulated benefits for Mr. Stauch under both the SERP and the Restoration Plan is set forth in the 2022 Pension Benefits table.

The Pentair, Inc. Retirement Savings and Stock Incentive Plan
The Pentair, Inc. Retirement Savings and Stock Incentive Plan (“RSIP”) is a tax-qualified 401(k) retirement savings plan. Participating employees may contribute up to 50% of base salary and incentive compensation on a before-tax basis and 15% of compensation on an after-tax basis, into their RSIP accounts. We match an amount equal to one dollar for each dollar contributed to the RSIP by participating employees on the first 5% of their regular earnings on a before-tax basis to incentivize employees to make contributions to our retirement plan.
The RSIP limits the amount of cash compensation considered for contribution purposes to the maximum imposed by the Code, which was $20,500 in 2022.
Participants in the RSIP are allowed to invest their account balances in a number of possible mutual fund investments. Our ordinary shares are also a permitted investment choice under the RSIP.
Fidelity Investments Institutional Services Co. provides these investment vehicles for participants and handles all

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EXECUTIVE COMPENSATION TABLES
allocation and accounting services for the RSIP. We do not guarantee or subsidize any investment earnings under the RSIP.
Amounts contributed, if any, under the RSIP by the Named Executive Officers are included in the “Salary”
and “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table. Amounts contributed by us to the RSIP for the Named Executive Officers are included in the “All Other Compensation” column in the Summary Compensation Table.

2022 NONQUALIFIED DEFERRED COMPENSATION TABLE
The following table sets forth the contributions, earnings, distributions and 2022 year-end balances for each of the Named Executive Officers under our Sidekick Plan described under “Compensation Discussion and Analysis — Retirement and Other Benefits — Deferred Compensation.” Contributions we make to the Sidekick Plan are intended to make up for contributions to our RSIP (including our matching contributions) for cash compensation above the maximum imposed by the Code, which was $22,500 in 2022. Because the Code does not permit contributions on amounts in excess of that limit under a tax-qualified plan, the Sidekick Plan is designed to permit matching contributions on compensation in excess of the maximum imposed by the Code. We make these matching contributions to the Sidekick Plan on amounts in excess of the maximum imposed by the Code, but below the $700,000 compensation limit contained in our Sidekick Plan (such contributions by a Named Executive Officer, “Covered Sidekick Compensation”).

Name	Executive Contributions in 2022 ($)	Registrant Contributions in 2022 ($)	Aggregate Earnings/(Loss) in 2022 ($)	Aggregate Withdrawals/ Distributions in 2022 ($)	Aggregate Balance at December 31, 2022 ($)(1)
John L. Stauch	5,536,189	20,500	(4,057,600)	—	11,401,182
Robert P. Fishman	171,048	21,319	(119,440)	(31,343)	365,907
Jerome O. Pedretti	805,753	20,500	(326,455)	—	1,497,174
Karla C. Robertson	131,601	20,500	(70,672)	—	376,323
Stephen J. Pilla	275,608	16,508	(50,751)	—	346,215
Mario R. D’Ovidio	—	5,000	(2,218)	—	10,482

(1)
Amounts deferred under the Sidekick Plan that have also been reported in the Summary Compensation Table for fiscal 2022 or prior years for each Named Executive Officer are: Mr. Stauch — $12,642,620; Mr. Fishman — $436,231; Mr. Pedretti — $1,328,530; Ms. Robertson —  $370,556; Mr. Pilla $292,116; and Mr. D’Ovidio — $12,000.

The amounts set forth in the column “Executive Contributions in 2022” reflect the amount of cash compensation each Named Executive Officer deferred in 2022 under the Sidekick Plan.
The amounts set forth in the column “Registrant Contributions in 2022” are the totals of contributions we made in 2022 under the Sidekick Plan for the account of each Named Executive Officer. These amounts, in addition to contributions we made under the RSIP, are included in the Summary Compensation Table above in the column labeled “All Other Compensation.” The contributions we made are derived from matching contributions equal to one dollar for each dollar contributed up to 5% of Covered Sidekick Compensation deferred in 2021 by each Named Executive Officer; we normally make these contributions one year in arrears.
The amounts set forth in the column “Aggregate Earnings/ (Loss) in 2022” reflect the amount of investment earnings realized by each Named Executive Officer on the investments chosen that are offered to participants in our RSIP and Sidekick Plan.
Fidelity Investments Institutional Services Co. provides these investment vehicles for participants and handles all allocation and accounting services for these plans. We do not guarantee or subsidize any investment earnings in either plan.
Amounts deferred under the Sidekick Plan are generally distributed on or after the earliest of the participant’s separation from service, the participant’s disability, a change in control, or a specified date elected by the participant.

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EXECUTIVE COMPENSATION TABLES
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Executive Officer Severance Plan
In December 2020, the Compensation Committee recommended and the independent members of the Board approved the Pentair plc Executive Officer Severance Plan (“Executive Severance Plan”), which became effective January 1, 2021. Under the Executive Severance Plan, our executives, including our Named Executive Officers, are eligible to receive severance benefits in the event of a qualifying termination of employment to the extent the terms and conditions of the Executive Severance Plan are satisfied. A qualifying termination occurs in the event of an executive’s involuntary termination without cause or resignation for good reason.
The severance benefits under the Executive Severance Plan provide for a cash payment equal to the product of the severance multiplier and the sum of the Named Executive Officer’s base salary and annual bonus target. The severance multiplier is two for the chief executive officer and any other executive officer as of January 1, 2021, and one and one half for anyone who becomes an executive officer thereafter, and the cash payments are made in equal installments over the corresponding period. If enrolled in the group medical and/or dental insurance coverage, the participant will receive an additional cash payment equal to the amount determined by multiplying the severance multiplier by the amount equal to the employer’s portion of the health and/or dental insurance premiums for one year. The participant is also eligible for outplacement services. As a condition for the severance benefits, the participant must sign an agreement under which they agree to sign a separation and release agreement and restrictive covenants agreement. The Compensation Committee and the independent members of the Board adopted the Executive Severance Plan to aid in the attraction and retention of executive talent. The Company retains the right to adjust the severance benefits available under the plan.
Under the Executive Severance Plan, “cause” means the officer’s:
▶
breach of any written agreement with the Company, including restrictive covenants which are not remedied;

▶
acts of dishonesty, fraud or breach of fiduciary duty;

▶
failure to satisfactorily perform duties of employment;

▶
violation of any anti-harassment, anti-discrimination or anti-retaliation policy of the Company; or

▶
misconduct.

Under the Executive Severance Plan, provided the officer provides us with 90 days’ written notice, “good reason” means:
▶
a breach of the Executive Severance Plan or employment agreement by us;

▶
the officer’s removal from, or any failure to reelect or reappoint him or her to any title or position as a corporate officer;

▶
a material diminution of the officer’s authority or responsibilities;

▶
a material reduction in an officer’s base salary (unless as part of a uniformly applied reduction for all executive officers); or

▶
relocation of an officer’s principal place of employment to a location more than 50 miles from his or her principal place of employment (other than a relocation to the Company’s management office in the U.S.).

Under the Executive Severance Plan, a “change in control” has the same meaning as defined in the KEESA.

Change in Control Agreements
We have entered into agreements with certain key corporate executives, including all Named Executive Officers, that provide for contingent benefits upon a change in control. These change in control agreements are intended to provide for continuity of management upon a completed or threatened change in control. The agreements provide that covered executive officers could be entitled to certain severance or other benefits following a change in control. If, following such a change in control, the executive officer is involuntarily terminated,

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EXECUTIVE COMPENSATION TABLES
other than for disability or for cause, or if such executive officer terminates his or her employment for conditions that constitute good reason, then the executive officer is entitled to certain severance payments. As previously disclosed, we have adopted a policy of not including automatic single trigger change in control vesting and excise tax gross-ups in new KEESAs.
Under these agreements, “cause” means:
▶
engaging in intentional conduct that causes us demonstrable and serious financial injury;

▶
conviction of a felony; or

▶
continuing willful and unreasonable refusal by an officer to perform his or her duties or responsibilities.

Under these agreements, “good reason” means:
▶
a breach of the agreement by us;

▶
any reduction in an officer’s base salary, percentage of base salary available as cash incentive compensation or bonus opportunity, grant date fair value of equity-based awards or other benefits;

▶
an officer’s removal from, or any failure to reelect or reappoint him or her to serve in, any of the positions held with us on the date of the change in control or any other positions to which he or she is thereafter elected, appointed or assigned, except in the event that such removal or failure to reelect or reappoint relates to our termination of an officer’s employment for cause or by reason of disability;

▶
a good faith determination by an officer that there has been a material adverse change in his or her working conditions or status relative to the most favorable working conditions or status in effect during the 180-day period prior to the change in control, or, to the extent more favorable to him or her, those in effect at any time while employed after the change in control, including a significant change in the nature or scope of his or her authority, powers, functions, duties or responsibilities or a significant reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements, but in each case excluding for this purpose an isolated, insubstantial and inadvertent event not occurring in bad faith that we remedy within 10 days after receipt of written notice;

▶
relocation of an officer’s principal place of employment to a location more than 50 miles from his or her principal place of employment on the date 180 days prior to the change in control;

▶
imposition of a requirement that an officer travel on business 20% in excess of the average number of days per month he or she was required to travel during the 180-day period prior to the change in control; or

▶
our failure to cause a successor to assume an officer’s agreement.

Under these agreements, a “change in control” is deemed to have occurred if:
▶
any person is or becomes the beneficial owner of securities representing 30% or more of our outstanding ordinary shares or combined voting power;

▶
a majority of the Board changes in a manner that has not been approved by at least two-thirds of the incumbent directors or successor directors nominated by at least two-thirds of the incumbent directors;

▶
we consummate a merger, consolidation or share exchange with any other entity (or the issuance of voting securities in connection with a merger, consolidation or share exchange) which our shareholders have approved and in which our shareholders control less than 50% of combined voting power after the merger, consolidation or share exchange; or

▶
we consummate a plan of complete liquidation or dissolution or an agreement for the sale or disposition of all or substantially all of our assets which our shareholders have approved.

The benefits under the change in control agreements that could be triggered by a change in control and a covered termination in connection with such a change in control include:
▶
upon termination of the executive by us other than for death, disability or cause or by the executive for good reason, after a change in control;

▶
severance payable upon termination in an amount equal to 250% (for Mr. Stauch) or 200% (for all other Named Executive Officers) of annual base salary plus the greatest of the executive’s target bonus for the year of termination, the actual bonus paid during the year prior to the change in control, or the actual bonus paid with respect to the year prior to the change in control;

▶
cash payment to use towards medical, dental and life insurance policies for up to two years;

▶
the cost of an executive search agency not to exceed 10% of the executive’s annual base salary;

58   2023 Proxy Statement

EXECUTIVE COMPENSATION TABLES
▶
the accelerated accrual and vesting of benefits under the SERP (for Mr. Stauch, who has been made a participant in that plan) and under any other nonqualified defined contribution retirement plans; and for those executives who participate in the SERP and have fewer than seven years of participation in the SERP, up to three additional years of service can be credited, up to a maximum of seven years of service;

▶
up to $15,000 in fees and expenses of consultants and legal or accounting advisors; and

▶
all equity-based and cash incentive awards granted prior to the change in control will be subject to the terms of the incentive plan under which they were granted (including accelerated vesting, if provided for in the applicable plan), and all equity-based and cash incentive awards granted on or after the change in control will vest or be earned in full upon such termination.

In the case of each Named Executive Officer, the agreement also requires the executive to devote his or her best efforts to us or our successor during the three-year or two-year period, to maintain the confidentiality of our information during and following employment and to refrain from competitive activities for a period of one year following termination of employment with us or our successor.
Executive Severance Plan. Under the Executive Severance Plan, all executive officers that are not party to a KEESA are entitled to receive certain severance payments if, following a change in control, the executive officer is involuntarily terminated, other than for death, disability or for cause, or if such executive officer terminates his or her employment for conditions that constitute good reason.
In December 2020, the Compensation Committee approved an amendment to our KEESAs, clarifying that executives are not eligible for both benefits under the KEESA and the Executive Severance Plan in the event that there is a change of control and termination that occurs in a specified time period.

Change in Control and Termination Provisions of Incentive Plans
Change in Control Provisions
The 2020 Plan and the most recent predecessor plan provide that, upon a change in control, unless an agreement between us and the executive provides for a more favorable result to the executive:
▶
all outstanding options, restricted stock and restricted stock units that are not performance awards are immediately vested;

▶
all outstanding performance awards (other than annual incentive awards) are paid in full based on performance at the better of target or trend; and

▶
all outstanding annual incentive awards are paid based on full satisfaction of the performance goals.

Termination Provisions
▶
Retirement. If any of the Named Executive Officers terminates employment in a retirement with at least 10 years of service:

•
If the retirement is prior to age 60: unvested options are forfeited; restricted stock and restricted stock units (that are not performance awards or for which any performance goals have been satisfied) vest pro rata; and performance awards are paid on a pro rata basis based on actual performance; or
•
If the retirement is after age 60: options continue to vest for 5 years; restricted stock and restricted stock units (that are not performance awards or for which any performance goals have been satisfied) vest in full; and performance awards are paid in full based on actual performance (or on a pro-rated basis for performance awards granted to persons hired or promoted to executive officer after January 1, 2021), in each case as described in more detail below for treatment of awards in the event of a Covered Termination.

▶
Death or Disability. If any of the Named Executive Officers terminates employment as a result of death or disability, options, restricted stock and restricted stock units are immediately vested; and performance awards are paid in full based on actual performance.

▶
Termination Without Cause or for Good Reason. If any of the Named Executive Officers terminates employment in an involuntary termination for a reason other than cause, death or disability (a “Covered Termination”), or in a voluntary termination for good reason, then the employee’s outstanding awards will

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EXECUTIVE COMPENSATION TABLES
be eligible for continued or accelerated vesting, as described below. For a Named Executive Officer’s termination to be considered a Covered Termination, the officer must execute a general release in a form and manner determined by us. Upon a Covered Termination, awards held by a Board-appointed corporate officer, including such a Named Executive Officer, will be treated as follows:
•
Stock options will remain outstanding, and will continue to vest in accordance with their terms as if the officer had remained in employment, until the earlier of the expiration date of the stock option and the fifth anniversary of the Covered Termination.

•
Restricted stock and restricted stock units (that are not performance awards or for which any performance goals have been satisfied) will vest in full.

•
Performance awards, including restricted stock and restricted stock units that have performance- based vesting, will be paid following the end of the performance period based on achievement of the performance goals established for the awards as if the employee had not experienced a Covered Termination. In December 2020, we revised the treatment of performance awards for awards to persons who are hired as or promoted to executive officer on or after January 1, 2021 to provide that the award will continue to vest based on actual achievement; however, the payout will be prorated for the portion of the performance period when the executive officer was employed.

Under the 2020 Plan, the term “cause” means an act or omission by the officer as is determined by the Plan administrator to constitute cause for termination, including but not limited to any of the following:
▶
a material violation of any company policy;

▶
embezzlement from, or theft of property belonging to, us or any of our affiliates;

▶
conviction of, or plead no contest to, a felony or other crime involving moral turpitude;

▶
willful failure to perform, or gross negligence in the performance of, or failure to perform, assigned duties; or

▶
other intentional misconduct, whether related to employment or otherwise, which has, or has the potential to have, a material adverse effect on our business.

Under the 2020 Plan, the term “good reason” means:
▶
any material breach by us of the terms of any employment agreement;

▶
any reduction in base salary or percentage of base salary available as incentive compensation or bonus opportunity;

▶
a good faith determination by the officer that there has been a material adverse change in the officer’s working conditions or status;

▶
a relocation of the principal place of employment to a location more than 50 miles; or

▶
an increase of 20% or more in travel requirements.

For an event to constitute good reason, we must receive written notice and an opportunity to cure. The definitions under our predecessor equity plan are substantially similar to those above.
Benefits pursuant to these incentive plans are generally applicable to all other participants who meet the requisite criteria as well as to the Named Executive Officers.

Quantification of Compensation Payable upon a Change in Control or Termination of Employment
As required by the SEC rules, the amounts shown below assume that the applicable termination or other event was effective as of December 31, 2022, and thus are estimates of the amounts that would actually be received. The actual amounts to be received can only be determined in connection with the actual termination or other event.
Retirement
The table below shows the amount of compensation payable to our Named Executive Officers upon a retirement. Mr. Stauch is the only Named Executive
Officer who is eligible for a qualifying retirement (for him, having 10 years of service prior to age 60) as of December 31, 2022.

60   2023 Proxy Statement

EXECUTIVE COMPENSATION TABLES
Executive	Stock Option Vesting(1)($)	Restricted Stock Unit Vesting(1)($)	Performance Share Unit Vesting(1)(2)($)	Total($)
John L. Stauch	—	1,568,498	4,421,264	5,989,762

(1)
None of the stock options, restricted stock units, or performance share units would vest upon a retirement prior to 10 years of service, and none of the stock options and only a pro rata portion of the restricted stock units and performance share units would vest upon a retirement with 10 years of service prior to age 60. The amounts listed above assume our ordinary shares were valued at $44.98, the closing market price for our ordinary shares on the last trading day of 2022.

(2)
The amount shown assumes target performance. The actual amount is determined on the basis of actual performance through the end of the applicable performance period.

Termination without Cause or for Good Reason — Absence of Change in Control
The table below shows the amount of compensation payable to each Named Executive Officer upon a termination of employment by us other than for cause or termination by the executive for good reason in the absence of a change in control.

Executive	Cash Payment (1)($)	Stock Option Vesting (2)($)	Restricted Stock Unit Vesting (2)($)	Performance Share Unit Vesting (2)($)	Outplacement (1)($)	Medical, Dental (1)($)	Total ($)
John L. Stauch	4,635,000	—	2,078,976	4,179,587	15,000	43,019	10,951,582
Robert P. Fishman	2,740,000	—	2,328,165	1,319,623	15,000	43,019	6,445,807
Jerome O. Pedretti	2,124,000	15,690	366,092	704,117	15,000	41,675	3,266,574
Karla C. Robertson	2,117,500	—	342,433	702,408	15,000	—	3,177,341
Stephen J. Pilla	1,650,000	—	834,784	556,133	15,000	43,019	3,098,936
Mario R. D’Ovidio	381,000(3)	—(4)	1,229,355(4)	806,689(4)	15,000(3)	41,675(3)	2,473,719

(1)
Triggered only upon a qualifying termination of the executive officer by us without cause or by the executive for good reason under the Executive Severance Plan.

(2)
Triggered solely upon an involuntary termination, without cause, under the 2020 Plan. The amounts listed above assume our ordinary shares were valued at $44.98, the closing market price for our ordinary shares on the last trading day of 2022.

(3)
Amounts for Mr. D’Ovidio reflect payments made under the Pentair Executive Severance Plan in connection with his involuntary termination without cause on September 1, 2022.

(4)
Pursuant to the terms of Mr. D’Ovidio’s award agreements, in connection to his involuntary termination without cause.

Termination without Cause or for Good Reason — In Connection with a Change in Control
The table below shows the amount of compensation payable to each Named Executive Officer upon (1) a change in control without a termination of employment or (2) a change in control followed by a termination of employment (a) by us, other than for death, disability, or cause or (b) by the executive for good reason. The actual amounts to be paid out can only be determined in connection with a change in control or termination following a change in control.

	Cash Termination Payment (1)($)	Stock Option Vesting (2)($)	Restricted Stock Unit Vesting (2)($)	Performance Share Unit Vesting (2)($)	SERP & Related Pension (1)($)	Incentive Compensation (2)($)	Outplacement (1)($)	Legal & Accounting Advisors (1)($)	Medical, Dental, Life Insurance (1)($)	Total: Change in Control Only (3)($)	Total: Change in Control Followed by Termination (3)($)
John L. Stauch	8,545,000	—	2,078,976	4,179,587	—	1,287,500	50,000	15,000	48,551	7,546,062	16,204,613
Robert P. Fishman	4,030,000	—	2,328,165	1,319,623	—	685,000	50,000	15,000	48,551	4,332,788	8,476,339
Jerome O. Pedretti	2,821,600	15,690	366,092	704,117	—	472,000	50,000	15,000	46,799	1,557,899	4,491,298
Karla C. Robertson	2,965,000	—	342,433	702,408	—	453,750	50,000	15,000	5,205	1,498,590	4,533,796
Stephen J. Pilla	2,261,000	—	834,784	556,133	—	325,000	50,000	15,000	47,663	1,715,917	4,089,580

Pentair plc   61

EXECUTIVE COMPENSATION TABLES
(1)
Triggered only upon a change in control and a termination of the executive officer by us other than for death, disability or cause or by the executive for good reason.

(2)
Triggered solely upon a change in control under the 2020 Plan. The amount shown for performance share units assumes target performance and includes the balance of any dividend equivalent units (rounded up to the nearest whole share).

(3)
If excise taxes would otherwise be imposed in connection with a change in control, the executive’s change in control compensation protections will be either cut back to a level below the level that would trigger the imposition of the excise taxes or paid in full and subjected to the excise taxes, whichever results in the better after-tax result to the executive.

The amounts in the table above for termination without cause or for good reason in connection with a change in control assume, to the extent applicable, that:
▶
our ordinary shares were valued at $44.98, the closing market price for our ordinary shares on the last trading day of 2022;

▶
outplacement services fees are $50,000 or 10% of annual base salary, whichever is less;

▶
legal and accounting advisor fees are the maximum possible under the change in control agreements for each executive officer; and

▶
medical, dental and life insurance coverage will continue until two years after a change in control, in each case at the current cost per year for each executive.

The Named Executive Officers’ agreements provide that, if excise taxes would otherwise be imposed in connection with a change in control, the executive’s change in control compensation protections will be either cut back to a level below the level that would trigger the imposition of the excise taxes or paid in full and subjected to the excise taxes, whichever results in the better after-tax result to the executive. Solely for purposes of the calculations in the tables above, we have assumed that the cut back did not apply.

PAY RATIO
As required by Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the median annual total compensation of our employees and the annual total compensation of our Chief Executive Officer.
For the year ended December 31, 2022:
▶
the median of the annual total compensation of all employees of our company (other than our Chief Executive Officer) was reasonably estimated to be $56,079; and

▶
the annual total compensation of our Chief Executive Officer was $7,783,265.

Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees is estimated to be 139 to 1.
To identify our median employee, we began by considering each of the 11,604 individuals employed by us worldwide on October 1, 2022.
We then calculated the target cash compensation (which we define as base salary or wages plus target cash bonus) for such individuals for 2022 to identify our median employee. To calculate the target cash compensation for any employee that we paid in currency other than U.S. Dollars, we applied the applicable foreign currency exchange rate in effect on October 1, 2022 to convert such non-U.S. employee’s target cash compensation into U.S. Dollars.
Once we identified our median employee, we added together all of the elements of such employee’s compensation for 2022 in the same way that we calculate the annual total compensation of our Named Executive Officers in the Summary Compensation Table.

62   2023 Proxy Statement

EXECUTIVE COMPENSATION TABLES
PAY VERSUS PERFORMANCE
Pay Versus Performance Table
As required by item 402(v) of Regulation S-K, we are providing the following information:
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Year	Summary Compensation Table Total Compensation for CEO ($)(1)	Compensation Actually Paid to CEO ($)(3)(5)	Average Summary Compensation Table Total Compensation for Other NEOs ($)(1)(2)	Average Compensation Actually Paid to Other NEOs ($)(2)(4)(5)	Value of Initial Fixed $100 Investment based on:		Net Income ($)	Company-Wide Segment Income ($)(8)
					Total Shareholder Return ($)(6)	Peer Group Total Shareholder Return ($)(6)(7)
2022	7,783,265	(1,944,891)	2,053,323	206,764	103	127	480,900,000	767,700,000
2021	9,429,546	22,765,163	2,756,991	5,517,160	164	158	553,000,000	685,900,000
2020	9,342,044	8,880,349	2,293,390	1,901,314	118	123	358,600,000	517,600,000

(1)
The amounts shown in columns (b) and (d) reflect “Total Compensation” from the Summary Compensation Table (SCT) for each year shown. See the SCT and the notes thereto for the compensation elements included in Total Compensation for each year.

(2)
For 2022, the CEO was John Stauch and the Other NEOs were Robert Fishman, EVP, Chief Financial Officer and Chief Accounting Officer, Karla Robertson, EVP, General Counsel, Secretary and Chief Social Responsibility Officer, Jerome Pedretti, EVP & President, IFT, Steve Pilla, EVP, Chief Supply Chain Officer, and Mario D’Ovidio, former EVP & President, Consumer Solutions.

For 2021, the CEO was John Stauch and the Other NEOs were Robert Fishman, EVP, Chief Financial Officer and Chief Accounting Officer, Karla Robertson, EVP, General Counsel, Secretary and Chief Social Responsibility Officer, Jerome Pedretti, EVP & President IFT, and Mario D’Ovidio, former EVP & President, Consumer Solutions.
For 2020, the CEO was John Stauch and the Other NEOs were Robert Fishman, EVP, Chief Financial Officer and Chief Accounting Officer, Karla Robertson, EVP, General Counsel, Secretary and Chief Social Responsibility Officer, Mario D’Ovidio, former EVP & President, Consumer Solutions, Mark Borin, former EVP, Chief Financial Officer, John Jacko, former EVP, Chief Growth Officer, and Karl Frykman, former EVP, Chief Operating Officer.
Chief Executive Officer
(3)
To calculate Compensation Actually Paid to the CEO, adjustments were made to the “Total Compensation” reported in the SCT for the change in pension value and the value of equity awards, as follows:

Year	Summary Compensation Table Total to CEO ($)	Equity Adjustment ($)	Pension Adjustment ($)	Compensation Actually Paid ($)
2022	7,783,265	(10,199,340)	471,184	(1,944,891)
2021	9,429,546	14,068,723	(733,106)	22,765,163
2020	9,342,044	1,692,487	(2,154,182)	8,880,349

(a)
The pension adjustment for the CEO is shown in the following table. The service costs for each year are offset by the amounts reported as the change in pension value from the SCT reported total compensation.

CEO	Service Cost ($)	Prior Service Cost for Plan Amendments or New Plan ($)	Change in Pension Value from SCT ($)	Adjustment to SCT for Pensions ($)
2022	471,184	—	—	471,184
2021	275,708	—	(1,008,814)	(733,106)
2020	443,871	—	(2,598,053)	(2,154,182)

(b)
The equity award adjustment for the CEO is shown in the following table. The “Stock Awards” and “Option Awards” in the SCT table are deducted and replaced by the value of the CEO’s equity calculated in accordance with the SEC methodology for determining Compensation Actually Paid for each year shown.

Pentair plc   63

EXECUTIVE COMPENSATION TABLES
2022 Adjustments for Equity Awards in Column (c) for CEO
Equity Type	Fair Value of 2022 Equity Awards at 12/31/2022 ($)	Change in Value of Prior Years Awards Unvested at 12/31/2022 ($)	Change in Value of Prior Years Awards That Vested in FY 2022 ($)	Less: Fair Value of Awards Forfeited in 2022 as Measured FYE 2021 ($)	Cash Dividends Paid ($)	Less: SCT Stock Awards and Option Awards ($)	Equity Value Included in CAP ($)
Stock Awards	2,586,785	(3,950,283)	(3,371,240)	—	—	(4,499,985)	(9,234,723)
Option Awards	1,016,330	(463,143)	(17,777)	—	—	(1,500,027)	(964,617)
Total	3,603,115	(4,413,426)	(3,389,017)	—	—	(6,000,012)	(10,199,340)
2021 Adjustments for Equity Awards in Column (c) for CEO
Equity Type	Fair Value of 2021 Equity Awards at 12/31/2021 ($)	Change in Value of Prior Years Awards Unvested at 12/31/2021 ($)	Change in Value of Prior Years Awards That Vested in FY 2021 ($)	Less: Fair Value of Awards Forfeited in 2021 as Measured FYE 2020 ($)	Cash Dividends Paid ($)	Less: SCT Stock Awards and Option Awards ($)	Equity Value Included in CAP ($)
Stock Awards	8,963,136	5,180,040	2,657,220	—	—	(3,749,993)	13,050,403
Option Awards	1,633,579	378,978	255,764	—	—	(1,250,001)	1,018,320
Total	10,596,715	5,559,018	2,912,984	—	—	(4,999,994)	14,068,723
2020 Adjustments for Equity Awards in Column (c) for CEO
Equity Type	Fair Value of 2020 Equity Awards at 12/31/2020 ($)	Change in Value of Prior Years Awards Unvested at 12/31/2020 ($)	Change in Value of Prior Years Awards That Vested in FY 2020 ($)	Less: Fair Value of Awards Forfeited in 2020 as Measured FYE 2019 ($)	Cash Dividends Paid ($)	Less: SCT Stock Awards and Option Awards ($)	Equity Value Included in CAP ($)
Stock Awards	3,906,179	646,906	629,499	—	—	(3,374,966)	1,807,618
Option Awards	1,036,576	97	(26,809)	—	—	(1,124,995)	(115,131)
Total	4,942,755	647,003	602,690	—	—	(4,499,961)	1,692,487
Average of Other Named Executive Officers
(4)
To calculate Compensation Actually Paid to the Other NEOs, adjustments were made to the “Total Compensation” reported in the SCT for the change in pension values and the value of equity awards, as follows:

Year	Average Summary Compensation Table Total to NEOs ($)	Average Equity Adjustment ($)	Average Pension Adjustment ($)	Average Compensation Actually Paid ($)
2022	2,053,323	(1,846,559)	—	206,764
2021	2,756,991	2,760,169	—	5,517,160
2020	2,293,390	(241,136)	(150,940)	1,901,314

(a)
The pension adjustment for the NEOs is shown in the following table. The service costs for each year are offset by the amounts reported as the “change in pension value” from the SCT reported total compensation.

(b)
For years 2021 and 2022, none of the Other NEOs participated in a pension plan.

NEOs	Average Service Cost ($)	Average Prior Service Cost for Plan Amendments or New Plan ($)	Average Change in Pension value from SCT ($)	Average Adjustment to SCT for Pensions ($)
2022	—	—	—	—
2021	—	—	—	—
2020	106,007	—	(256,947)	(150,940)

(c)
The equity award adjustment for the NEOs is shown in the following table. The “Stock Awards” and “Option Awards” in the SCT table are offset by the value of the NEO’s equity calculated in accordance with the SEC methodology for determining Compensation Actually Paid for each year shown.

64   2023 Proxy Statement

EXECUTIVE COMPENSATION TABLES
2022 Adjustments for Equity Awards in Column (e) for NEOs
Equity Type	Avg Fair Value of 2022 Equity Awards at 12/31/2022 ($)	Avg Change in Value of Prior Years Awards Unvested at 12/31/2022 ($)	Avg Change in Value of Prior Years Awards That Vested in FY 2022 ($)	Less: Avg Fair Value of Awards Forfeited in 2022 as Measured FYE 2021 ($)	Avg Cash Dividends Paid ($)	Less: Avg SCT Stock Awards and Option Awards ($)	Avg Equity Value Included in CAP ($)
Stock Awards	474,256	(1,178,213)	(153,726)	—	—	(825,017)	1,682,700
Option Awards	186,327	(72,776)	(2,405)	—	—	(275,005)	(163,859)
Total	660,583	(1,250,989)	(156,131)	—	—	(1,100,022)	(1,846,559)
2021 Adjustments for Equity Awards in Column (e) for NEOs
Equity Type	Avg Fair Value of 2021 Equity Awards at 12/31/2021 ($)	Avg Change in Value of Prior Years Awards Unvested at 12/31/2021 ($)	Avg Change in Value of Prior Years Awards That Vested in FY 2021 ($)	Less: Avg Fair Value of Awards Forfeited in 2021 as Measured FYE 2020 ($)	Avg Cash Dividends Paid ($)	Less: Avg SCT Stock Awards and Option Awards ($)	Avg Equity Value Included in CAP ($)
Stock Awards	1,994,329	595,452	241,076	—	—	(196,884)	2,633,973
Option Awards	363,476	23,924	16,925	—	—	(278,129)	126,196
Total	2,357,805	619,376	258,001	—	—	(475,013)	2,760,169
2020 Adjustments for Equity Awards in Column (e) for NEOs
Equity Type	Avg Fair Value of 2020 Equity Awards at 12/31/2020 ($)	Avg Change in Value of Prior Years Awards Unvested at 12/31/2020 ($)	Avg Change in Value of Prior Years Awards That Vested in FY 2020 ($)	Less: Avg Fair Value of Awards Forfeited in 2020 as Measured FYE 2019 ($)	Avg Cash Dividends Paid ($)	Less: Avg SCT Stock Awards and Option Awards ($)	Avg Equity Value Included in CAP ($)
Stock Awards	952,394	117,124	75,065	(308,563)	—	(928,134)	(92,114)
Option Awards	116,135	32	(33,314)	(47,500)	—	(184,375)	(149,022)
Total	1,068,529	117,156	41,751	(356,063)	—	(1,112,509)	(241,136)

(5)
Fair value of equity awards are computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in note 13 to our audited financial statements for the year December 31, 2022 included in our Annual Report on Form 10-K filed with the SEC on February 21, 2023 and are adjusted for factors such as expected payout on Performance Stock Units and expected life for Option Awards as of the respective measurement dates.

(6)
The table shows the cumulative total shareholder returns on our ordinary shares, assuming an investment of $100 on December 31, 2019, and the reinvestment of all dividends since that date to December 31 of current year. The measurement period used for cumulative TSR is the period that commences on the market close of the last trading day before the earliest fiscal year reported in the table (December 31, 2019) and ends on (and includes) the last day of the most recent covered fiscal year.

(7)
Our peer group is the S&P 500 Industrials Index, which is the industry index used in our performance graph in our Form 10-K.

(8)
Our company selected metric is company-wide segment income. Refer to Appendix A for GAAP to Non GAAP Reconciliation.

Pentair plc   65

EXECUTIVE COMPENSATION TABLES
Tabular List of Important Performance Measures Used to Link Pay and Performance
The four measures listed below represent the most important measures used to link compensation actually paid to the NEOs, for fiscal 2022, with our performance, as further described in the CD&A.
Most Important Measures for Linking Pay and Performance
Measure 1 -	Company-Wide Segment Income
Measure 2 -	Adjusted EPS
Measure 3 -	ROIC
Measure 4 -	TSR
While not a metric used in our short and long-term plans, we are including TSR. A sizable amount of the variability of compensation actually paid depends on the value of equity awards, which is based on the Company’s stock price.

Description of Relationship Between Pay and Performance
As reflected in the tables above, we believe the Compensation Actually Paid to our NEOs has a high degree of correlation to our Company’s performance.

66   2023 Proxy Statement

EXECUTIVE COMPENSATION TABLES
RISK CONSIDERATIONS IN COMPENSATION DECISIONS
The Compensation Committee believes that paying for performance is an important part of its compensation philosophy, but recognizes the risk that incentivizing specific measures of performance may pose to the performance of our company as a whole if personnel were to act in ways designed primarily to maximize their compensation. Therefore, the Compensation Committee conducts an annual assessment of potential risks arising from its compensation programs and policies applicable to all employees. In its December 2022 assessment, the Compensation Committee noted the following considerations, among others:
▶
the balance of our fixed and variable compensation in our executive compensation program;

▶
the balance in our executive compensation program between the achievement of short-term objectives and longer-term value creation;

▶
the mix of compensation forms within our long-term incentive compensation plan;

▶
our use of multiple performance measures under our incentive compensation plans;

▶
metrics tied to segment performance for segment presidents;

▶
the impact of these performance measures on our financial results;

▶
our use of performance curves that require achievement of a minimum level of performance before receiving any incentive payout;

▶
capped payouts under our incentive plans;

▶
clawback policy pursuant to which certain incentive compensation earned by our executive officers may be subject to recoupment; and

▶
our stock ownership guidelines and equity holding policy.

Based on its assessment, the Compensation Committee concluded that the risks arising from our executive compensation program and policies are not reasonably likely to have a material adverse effect on our company. The Compensation Committee will continue to assess our executive compensation program to align employee interests with those of long-term shareholder interests.

Pentair plc   67

PROPOSAL 3
APPROVE, BY NONBINDING, ADVISORY VOTE, THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
The Board recommends a vote of 1 YEAR on frequency of future advisory votes on compensation of named executive officers
Section 14A of the Securities Exchange Act of 1934 requires that, every six years, we provide shareholders with a vote on how frequently we will submit the non-binding advisory vote on compensation of our named executive officers (the “say on pay” vote) to our shareholders in the future. We last submitted a vote on the frequency of future say on pay votes to our shareholders in 2017, when, in keeping with the recommendation of our Board, our shareholders expressed a preference that future say on pay votes be held on an annual basis. Consistent with that preference, our Board has held a say on pay vote annually since 2017.
Our Board recommends that shareholders approve holding a say on pay vote every year (an annual vote) because we continue to believe that an annual vote will promote best governance practices and facilitate our Compensation Committee’s and our senior management’s consideration of the views of our shareholders in structuring our compensation programs for our named executive officers. We believe that an annual vote will provide our Compensation Committee and our senior management with more direct input on, and reactions to, our current compensation practices, and better allow our Compensation Committee and our senior management to measure how they have responded to the prior year’s vote.
In voting on this non-binding advisory proposal on the frequency of the say on pay vote, shareholders should be aware that they are not voting “for” or “against” the Board’s recommendation to vote for a frequency of every year. Rather, shareholders will be casting votes to recommend a say on pay vote frequency which may be every one, two or three years, or they may abstain entirely from voting on the proposal.
The frequency of the say on pay vote receiving the greatest number of votes cast in favor of such frequency will be the frequency of the say on pay vote that shareholders are deemed to have approved.
Although the outcome of this advisory vote on the frequency of future say on pay votes is non-binding, our Board will review and consider the outcome of this vote when making determinations as to when the say on pay vote will again be submitted to shareholders for approval at an annual meeting of shareholders.

EACH OF THE BOARD AND THE COMPENSATION COMMITTEE RECOMMENDS A VOTE OF “1 YEAR” ON FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION OF NAMED EXECUTIVE OFFICERS.

68   2023 Proxy Statement

PROPOSAL 4

RATIFY, BY NONBINDING, ADVISORY VOTE, THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITOR OF PENTAIR PLC AND TO AUTHORIZE, BY BINDING VOTE, THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS TO SET THE AUDITOR’S REMUNERATION

 The Board recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditor of Pentair plc and the authorization of the Audit and Finance Committee to set the auditor’s remuneration

The Audit and Finance Committee has selected and appointed Deloitte & Touche LLP (“D&T”) to audit our financial statements for the fiscal year ending December 31, 2023. The Board, upon the recommendation of the Audit and Finance Committee, is asking our shareholders to ratify, by nonbinding, advisory vote, the appointment and to authorize, by binding vote, the Audit and Finance Committee of the Board of Directors to set the independent auditor’s remuneration. Although approval is not required by our Articles of Association or otherwise, the Board is submitting the appointment of D&T to our shareholders because we value our shareholders’ views on our independent auditor. If the appointment of D&T is not ratified by shareholders, it will be considered as notice to the Board and the Audit and Finance Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit and Finance Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of our company and our shareholders.
The Audit and Finance Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor retained to audit our financial statements. D&T has been retained as our independent auditor continuously since 1977.
The Audit and Finance Committee is responsible for the audit fee negotiations associated with our retention of D&T. In connection with the mandated rotation of D&T’s lead engagement partner, the Audit and Finance Committee and its Chair are directly involved in the selection of D&T’s new lead engagement partner. The members of the Audit and Finance Committee and the Board believe that the continued retention of D&T to serve as our independent auditor is in our and our shareholders’ best interests.
We expect that one or more representatives of D&T will be present at the Annual General Meeting. Each of these representatives will have the opportunity to make a statement, if he or she desires, and is expected to be available to respond to any questions.
The text of the resolution with respect to Proposal 4 is as follows:
“IT IS RESOLVED, to ratify, on a nonbinding, advisory basis, the appointment of Deloitte & Touche LLP as the independent auditor of Pentair plc and to authorize, in a binding vote, the Audit and Finance Committee to set the auditor’s remuneration.”

EACH OF THE BOARD AND THE AUDIT AND FINANCE COMMITTEE RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITOR OF PENTAIR PLC AND THE AUTHORIZATION OF THE AUDIT AND FINANCE COMMITTEE TO SET THE AUDITOR’S REMUNERATION.

Pentair plc   69

PROPOSAL 4
AUDIT AND FINANCE COMMITTEE PRE-APPROVAL POLICY
The Audit and Finance Committee reviews and approves the external auditor’s engagement and audit plan, including fees, scope, staffing and timing of work. In addition, the Audit and Finance Committee Charter limits the types of non-audit services that may be provided by the independent auditors. Any permitted non-audit services to be performed by the independent auditors must be pre-approved by the Audit and Finance Committee after it is advised of the nature of the engagement and particular services to be provided. The
Audit and Finance Committee pre-approved audit fees and all permitted non-audit services of the independent auditor in 2022. Responsibility for this pre-approval may be delegated to one or more members of the Audit and Finance Committee; all such approvals, however, must be disclosed to the Audit and Finance Committee at its next regularly scheduled meeting. The Audit and Finance Committee may not delegate authority for pre-approvals to management.

FEES PAID TO THE INDEPENDENT AUDITORS
We engaged D&T, Deloitte & Touche (Ireland), and the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”) to provide various audit, audit-related, tax and other permitted non-audit services to us during fiscal years
2022 and 2021. The Audit and Finance Committee approved all fees paid to the Deloitte Entities and underlying services provided by the Deloitte Entities. Their fees for these services were as follows (in thousands):

	2022	2021
Audit fees(1)	$5,600	$4,775
Audit-related fees(2)	451	373
Tax fees(3)
Tax compliance	699	1,002
Tax consulting	729	645
Total tax fees	1,428	1,647
Other service fees(4)	3	398
Total	$7,482	$7,193

(1)
Consists of fees for audits of our consolidated annual financial statements and the effectiveness of internal controls over financial reporting, reviews of our quarterly financial statements, statutory audits, reviews of SEC filings, consents for registration statements and comfort letters in connection with securities offerings.

(2)
Consists of fees for due diligence, employee benefit plan audits, and certain other attest services.

(3)
Consists of fees for tax compliance and return preparation and tax planning and advice.

(4)
Consists of fees for other permissible non-audit services.

70   2023 Proxy Statement

AUDIT AND FINANCE COMMITTEE REPORT
In connection with the financial statements for the year ended December 31, 2022, the Audit and Finance Committee has:
▶
reviewed and discussed our audited U.S. GAAP consolidated financial statements and Irish statutory financial statements for the year ended December 31, 2022 with management;

▶
discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and

▶
received the written disclosures and the letter from Deloitte & Touche LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit and Finance Committee concerning independence, and discussed with Deloitte & Touche LLP their independence.
Based upon these reviews and discussions, the Audit and Finance Committee recommended to the Board that our audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on February 21, 2023. The Board has approved these inclusions.
THE AUDIT AND FINANCE COMMITTEE
Glynis A. Bryan, Chair
Mona Abutaleb Stephenson
Melissa Barra
Gregory E. Knight
Michael T. Speetzen

Pentair plc   71

PROPOSAL 5
AUTHORIZE THE BOARD OF DIRECTORS TO ALLOT NEW SHARES UNDER IRISH LAW
The Board recommends a vote FOR authorization of the Board of Directors to allot new shares under Irish law
Under Irish law, directors of an Irish public limited company must have authority from its shareholders to allot (or issue) any shares, including shares that are part of our company’s authorized but unissued share capital. The Board’s current authority to issue up to 33% of the company’s issued ordinary share capital was approved by the shareholders at the 2022 Annual General Meeting and will expire on November 17, 2023. This authority is fundamental to our business and enables us to issue shares, including, if applicable, in connection with funding acquisitions and raising capital.
We are presenting this Proposal 5 to renew the Board’s authority to issue up to a maximum of 20% of the company’s issued ordinary share capital as at March 10, 2023 (the latest practicable date before this Proxy Statement) and for such authority to expire 18 months from the passing of this resolution, unless otherwise varied, revoked or renewed.
Granting the Board this authority is a routine matter for public limited companies incorporated in Ireland and is consistent with Irish market practice. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board the authority to allot shares upon the terms below. In addition, we note that, because we are an NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and SEC, including those rules that limit our ability to issue shares in specified circumstances.
The text of the resolution in respect of Proposal 5 is as follows:
“IT IS RESOLVED, that, the Board of Directors be and is generally and unconditionally authorized with effect from the passing of this resolution to exercise all powers of the Company to allot relevant securities (as defined in Section 1021 of the Companies Act 2014) in an amount up to an aggregate nominal amount of $329,880 (equivalent to 32,988,041 ordinary shares), being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary share capital of the Company as of March 10, 2023 (the latest practicable date before this Proxy Statement), and the authority conferred by this resolution shall expire eighteen months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the Directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

THE BOARD RECOMMENDS A VOTE “FOR” AUTHORIZATION OF THE BOARD OF DIRECTORS TO ALLOT NEW SHARES UNDER IRISH LAW.

72   2023 Proxy Statement

PROPOSAL 6
AUTHORIZE THE BOARD OF DIRECTORS TO OPT-OUT OF STATUTORY PREEMPTION RIGHTS UNDER IRISH LAW
The Board recommends a vote FOR authorization of the Board of Directors to opt-out of statutory preemption rights under Irish law
Under Irish law, unless otherwise authorized, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. Under the statutory preemption rights, shares issued for cash must be offered to existing shareholders of our company on a pro rata basis before the shares can be issued to any new shareholders. The Board’s current authority to opt-out of these statutory preemption rights was approved by the shareholders at the 2022 Annual General Meeting and will expire on November 17, 2023. The statutory preemption rights do not apply where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where shares are issued pursuant to an employee option or similar equity plan.
We are presenting this Proposal 6 to renew the Board’s authority to opt-out of the statutory preemption rights provision in the event of the issuance of shares for cash. This opt-out will be limited to 20% of the company’s issued ordinary share capital as at March 10, 2023. This authority will be limited to a period expiring 18 months from the passing of this resolution, unless otherwise varied, renewed or revoked.
Granting the Board this authority is a routine matter for public limited companies incorporated in Ireland and is consistent with Irish customary practice. Similar to the authorization sought for Proposal 5, this authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for U.S. companies listed on the NYSE. In addition, under Irish law, the Board will only be authorized to opt-out of preemption rights if it is authorized to issue shares, which authority is being sought in Proposal 5.
The text of the resolution with respect to Proposal 6 is as follows:
“IT IS RESOLVED, as a special resolution, that, subject to the passing of the resolution in respect of Proposal 5 as set out above and with effect from the passing of this resolution, the directors be and are hereby empowered pursuant to Section 1023 of the Companies Act 2014 to allot equity securities (as defined in Section 1023 of that Act) for cash, pursuant to the authority conferred by Proposal 5 as if sub-section (1) of Section 1022 of that Act did not apply to any such allotment, provided that this power shall be limited to the allotment of equity securities up to an aggregate nominal value of $329,880 (equivalent to 32,988,041 shares), being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary share capital of the Company as of March 10, 2023 (the latest practicable date before this Proxy Statement ), and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the Board may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

THE BOARD RECOMMENDS A VOTE “FOR” AUTHORIZATION OF THE BOARD OF DIRECTORS TO OPT-OUT OF STATUTORY PREEMPTION RIGHTS UNDER IRISH LAW.

Pentair plc   73

PROPOSAL 7
AUTHORIZE THE PRICE RANGE AT WHICH PENTAIR PLC CAN RE-ALLOT SHARES IT HOLDS AS TREASURY SHARES UNDER IRISH LAW
The Board recommends a vote FOR the authorization of the price range at which Pentair plc can re-allot shares it holds as treasury shares under Irish law
Our historical open-market share repurchases (whether effected as redemptions or otherwise) and other share buyback activities result in ordinary shares being acquired and held by us as treasury shares or cancelled. We may re-allot treasury shares that we acquire through our various share buyback activities in connection with our employee compensation programs or otherwise.
Under Irish law, our shareholders must authorize the price range at which we may re-allot any shares held in treasury. In this proposal, that price range is expressed as a minimum and maximum percentage of the prevailing market price (as defined below). The company’s current authorization was granted by the shareholders at the 2022 Annual General Meeting and will expire on November 17, 2023.
The authority being sought from shareholders provides that the minimum and maximum prices at which an ordinary share held in treasury may be re-allotted are 95% (or nominal value where the re-allotment of treasury shares is required to satisfy an obligation under any employee or director share or option plan operated by Pentair plc) and 120%, respectively, of the average closing price per ordinary share, as reported on the NYSE, for the 30 trading days immediately preceding the proposed date of re-allotment. Any re-allotment of treasury shares will be at price levels that the Board considers in the best interests of our shareholders. Under Irish law, this authorization will expire after 18 months unless renewed. Accordingly, we expect to propose renewal of this authorization at subsequent Annual General Meetings.
The resolution with respect to Proposal 7 is a special resolution. The text of the resolution with respect to Proposal 7 is as follows:
“IT IS RESOLVED, as a special resolution, that for the purposes of Section 1078 of the Companies Act 2014, the re-allotment price range at which any treasury shares (as defined by Section 106 of the Companies Act 2014) for the time being held by Pentair plc may be re-allotted off-market shall be as follows:
1.
the maximum price at which a treasury share may be re-allotted off-market shall be an amount equal to 120% of the “market price.”

2.
the minimum price at which a treasury share may be re-allotted off-market shall be the nominal value of the share where such a share is required to satisfy an obligation under any employee or director share or option plan operated by Pentair plc or, in all other cases, not less than 95% of the “market price.”

3.
for the purposes of this resolution, the “market price” shall mean the average closing price per ordinary share of Pentair plc, as reported on the New York Stock Exchange, for the 30 trading days immediately preceding the day on which the relevant share is re-allotted.

FURTHER RESOLVED, that this authority to re-allot treasury shares shall expire on the date 18 months from the date of the passing of this resolution unless previously varied, revoked or renewed in accordance with the provisions of Sections 109 and/or 1078 (as applicable) of the Companies Act 2014 (and/or any corresponding provision of any amended or replacement legislation) and is without prejudice or limitation to any other authority of the Company to re-allot treasury shares on-market.”

THE BOARD RECOMMENDS A VOTE “FOR” THE AUTHORIZATION OF THE PRICE RANGE AT WHICH PENTAIR PLC CAN RE-ALLOT SHARES IT HOLDS AS TREASURY SHARES UNDER IRISH LAW.

74   2023 Proxy Statement

SECURITY OWNERSHIP
SECURITY OWNERSHIP
The following table contains information concerning the beneficial ownership of our ordinary shares as of March 10, 2023, by each director and nominee to become a director, by each executive officer listed in the Summary Compensation Table, and by all current directors and executive officers as a group. Based on filings with the SEC, the following table also contains information concerning each person we know who beneficially owned more than 5% of our ordinary shares as of December 31, 2022.
Name of Beneficial Owner	Common Stock(1)	Share Units(2)	Right to Acquire within 60 days	RSIP Stock(3)	Total	% of Class(4)
Mona Abutaleb	10,256	—	—	—	10,256
Melissa Barra	1,397	—	—	—	1,397
Glynis A. Bryan	29,006	5,525	18,070	—	52,601
Mario D’Ovidio	18,691	—	—	—	18,691
Robert P. Fishman	4,766	—	30,170	—	34,936
T. Michael Glenn	29,893	1,915	18,070	—	49,878
Theodore L. Harris	11,024	—	—	—	11,024
David A. Jones	23,081	55,035	18,070	—	96,186
Gregory E. Knight	4,147	—	—	—	4,147
Jerome O. Pedretti	23,974	3,891	40,424	—	68,289
Karla C. Robertson	44,513	1,429	70,851	—	116,793
Michael T. Speetzen	11,024	—	—	—	11,024
John L. Stauch	318,964	284,600	553,967	918	1,158,449
Billie I. Williamson	17,624	—	—	—	17,624
Directors and executive officers as a group (18)	584,906	365,426	859,692	1,589	1,811,613	1.10%
The Vanguard Group(5)	19,553,998	—	—	—	19,553,998	11.86%
BlackRock, Inc.(6)	14,472,207	—	—	—	14,472,207	8.77%
Impax Asset Management Group plc(7)	11,854,729	—	—	—	11,854,729	7.19%
State Street Corporation(8)	11,478,589	—	—	—	11,478,589	6.96%

(1)
Unless otherwise noted, all shares are held either directly or indirectly by individuals possessing sole voting and investment power with respect to such shares. Beneficial ownership of an immaterial number of shares held by spouses or trusts has been disclaimed in some instances.

(2)
Represents for non-employee directors deferred share units held under our Compensation Plan for Non-Employee Directors. No director has voting or investment power related to these share units. Represents for executive officers restricted stock units, receipt of which was deferred by the executive officer under the company’s Non-Qualified Deferred Compensation Plan and over which the executive officers have no voting or investment power.

(3)
Represents shares owned as a participant in the RSIP. As of March 10, 2023, Fidelity Management Trust Company (“Fidelity”), the Trustee of the RSIP, held 662,300 ordinary shares (0.4%). Fidelity disclaims beneficial ownership of all shares. The RSIP participants have the right to direct the Trustee to vote their shares, although participants have no investment power over such shares. The Trustee does not vote the shares for which it has received no direction from participants.

(4)
Less than 1% unless otherwise indicated.

(5)
Information derived from a Schedule 13G/A filed with the SEC on February 9, 2023. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355. As of December 31, 2022, The Vanguard Group had shared voting power for 217,850 ordinary shares, sole dispositive power for 18,904,874 ordinary shares and shared dispositive power for 649,124 ordinary shares.

(6)
Information derived from a Schedule 13G/A filed with the SEC on January 27, 2023. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. As of December 31, 2022, BlackRock, Inc. had sole voting power for 13,105,136 ordinary shares and sole dispositive power for 14,472,207 ordinary shares.

(7)
Information derived from a Schedule 13G filed with the SEC on February 13, 2023. The address of Impax Asset Management Group plc is 7th Floor, 30 Panton Street, London SW1Y 4AJ. As of December 31, 2022, Impax Asset Management Group plc had sole voting power for 11,854,729 ordinary shares and sole dispositive power for 11,854,729 ordinary shares.

Pentair plc   75

SECURITY OWNERSHIP
(8)
Information derived from a Schedule 13G/A filed with the SEC on February 10, 2023. The address of State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, MA 02111. As of December 31, 2022, State Street Corporation had shared voting power for 10,329,913 ordinary shares and shared dispositive power for 11,476,862 ordinary shares.

We have reviewed copies of reports furnished to us, or written representations that no reports were required. Based solely on these reports, we believe that during 2022 our executive officers and directors complied with all such filing requirements.

76   2023 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING AND VOTING
Why did I receive these proxy materials?
We are providing these proxy materials to you because our Board of Directors is soliciting proxies for use at our Annual General Meeting to be held on May 9, 2023. We either (i) mailed you a Notice of Internet Availability of Proxy Materials on or before March 24, 2023 notifying each shareholder entitled to vote at the Annual General Meeting how to vote and how to electronically access a copy of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 or (ii) mailed you a printed copy of such proxy materials and a proxy card in paper format. You received these proxy materials because you were a shareholder of record as of the close of business on March 10, 2023.
If you received a Notice of Internet Availability of Proxy Materials and would like to receive a printed copy of our proxy materials, including a proxy card in paper format on which you may submit your vote by mail, you should follow the instructions for requesting such proxy materials in the Notice of Internet Availability of Proxy Materials.
This Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our Irish Statutory Financial Statements and directors’ and auditors’ reports are available online at www.proxyvote.com.
What is a proxy?
A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By voting your proxy, you are giving the persons named on the proxy card the authority to vote your shares in the manner you indicate on your proxy card. You may vote your proxy by telephone or over the Internet as directed in the Notice of Internet Availability of Proxy Materials or, if you have requested or received a proxy card, by signing and dating the proxy card and submitting it by mail.
What is the difference between a shareholder of record and a beneficial owner?
If your shares are registered directly in your name with Computershare Trust Company, N.A., our transfer agent, you are a “shareholder of record.” If your shares are held in a stock brokerage account or by a bank or other custodian or nominee, you are considered the beneficial owner of shares held in “street name.” As a beneficial owner, you have the right to direct your broker, bank or other custodian or nominee on how to vote your shares.
Who is entitled to vote at the Annual General Meeting and how many votes do I have?
The Board has set the close of business on March 10, 2023 (Eastern Standard Time) as the record date for the Annual General Meeting. At the close of business on the record date, we had 164,940,204 ordinary shares issued and outstanding and entitled to vote. All shareholders of record at the close of business on the record date are entitled to vote on the matters set forth in this Proxy Statement and any other matter properly presented at the Annual General Meeting. Beneficial owners whose banks, brokers or other custodians or nominees are shareholders registered in our share register with respect to the beneficial owners’ shares at the close of business on the record date are entitled to vote on the matters set forth in this Proxy Statement and any other matter properly presented at the Annual General Meeting. Each ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting.
How do I vote if I am a shareholder of record?
If you are a shareholder of record of ordinary shares, you can vote in the following ways:
▶
By Internet: You can vote over the Internet at www.proxyvote.com.   For more information, follow the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card.

▶
By Telephone: You can vote by telephone from the United States or Canada by calling the telephone number in the Notice of Internet Availability of Proxy Materials or on the proxy card.

▶
By Mail: You can vote by mail by marking, signing and dating your proxy card (or proxy form set out in section 184 of the Companies Act 2014) or voting instruction form and returning it in the postage-paid envelope, the results of which will be forwarded to Pentair plc’s registered address in Ireland electronically. For more information, follow the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING AND VOTING
▶
At the Annual General Meeting: If you plan to attend the Annual General Meeting and wish to vote your ordinary shares in person, we will give you a ballot at the meeting.

How do I vote if I am a beneficial owner?
If you are a beneficial owner of ordinary shares, you can vote in the following ways:
▶
General: You can vote by following the materials and instructions provided by your bank, broker or other custodian or nominee.

▶
At the Annual General Meeting: If you plan to attend the Annual General Meeting and wish to vote your ordinary shares in person, then you must obtain a legal proxy, executed in your favor, from the shareholder of record of your shares (i.e., your broker, bank or other custodian or nominee) and bring it to the Annual General Meeting.

What is the deadline to vote my shares if I do not vote in person at the Annual General Meeting?
If you are a shareholder of record, you may vote by Internet or by telephone until 4:59 a.m. (British Summer Time) on May 8, 2023 (11:59 p.m. Eastern Daylight Time on May 7, 2023). If you are a shareholder of record and submit a proxy card, the proxy card must be received at the address stated on the proxy card by 4:59 a.m. (British Summer Time) on May 8, 2023 (11:59 p.m. Eastern Daylight Time on May 7, 2023). If you are a beneficial owner, please follow the voting instructions provided by your bank, broker or other custodian or nominee.
How do I attend the Annual General Meeting?
All shareholders of record as of the close of business on the record date are invited to attend and vote at the Annual General Meeting. For admission to the Annual General Meeting, shareholders should bring a form of photo identification to the shareholders check-in area at the meeting, where their ownership will be verified. Those who beneficially own shares should also bring account statements or letters from their banks, brokers or other custodians or nominees confirming that they own our ordinary shares as of March 10, 2023 (see above for further information if you also intend to vote at the Annual General Meeting). Registration will begin at 6:30 a.m. (British Summer Time) and the Annual General Meeting will begin at 7:00 a.m. (British Summer Time) on May 9, 2023.
Shareholders in Ireland may participate in the Annual General Meeting by audio link at the offices of Arthur Cox LLP at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland at 7:00 a.m. (Irish Standard Time), and the requirements for admission to the Annual General Meeting, as set out above, apply.
What constitutes a quorum for the Annual General Meeting?
Our Articles of Association provide that all resolutions made at a shareholders’ meeting require the presence, in person or by proxy, of a majority of all shares entitled to vote. Abstentions and broker non-votes will be regarded as present for purposes of establishing the quorum.
May I change or revoke my proxy?
If you are a shareholder of record and have already voted, you may change or revoke your proxy before it is exercised at the Annual General Meeting in the following ways:
▶
By voting by Internet or telephone at a date later than your previous vote but prior to the voting deadline (which is 4:59 a.m. (British Summer Time) on May 8, 2023 (11:59 p.m. Eastern Daylight Time on May 7, 2023);

▶
By mailing a proxy card (in the form mailed to you or in the form set out in section 184 of the Irish Companies Act 2014) that is properly signed and dated later than your previous vote and that is received by us prior to the voting deadline (which is 4:59 a.m. (British Summer Time) on May 8, 2023 (11:59 p.m. Eastern Daylight Time on May 7, 2023); or

▶
By attending the Annual General Meeting and voting in person, although attendance at the Annual General Meeting will not, by itself, revoke a proxy.

If you are a beneficial owner, you must contact the record holder of your shares to revoke a previously authorized proxy or voting instructions.
What is the effect of broker non-votes and abstentions?
A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular agenda item because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Although brokers have discretionary power to vote your shares with respect to “routine” matters, they do not have discretionary power to vote your shares on “non-routine” matters pursuant to NYSE rules. If you do

78   2023 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING AND VOTING
not provide voting instructions for proposals considered “non- routine,” a “broker non-vote” occurs. The chart below summarizes which proposals we believe are routine and non-routine under the NYSE rules and therefore whether brokers have discretion to vote. Ordinary shares owned by shareholders electing to abstain from voting on any of the proposals will have no effect on any of the proposals.
How will my shares be voted if I do not specify how they should be voted?
If you submit a proxy to the company-designated proxy holders and do not provide specific voting instructions, you instruct the company-designated proxy holders to vote your shares in accordance with the recommendations of the Board as set forth in the chart below.
If your shares are held in the Pentair, Inc. Retirement Savings and Stock Incentive Plan or the Pentair, Inc. Non-Qualified Deferred Compensation Plan and you
either (1) submit a proxy but do not provide specific voting instructions or (2) do not submit a proxy, then your shares will not be voted.
How will voting on any other business be conducted?
Other than matters incidental to the conduct of the Annual General Meeting and those set forth in this Proxy Statement, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, you instruct the company-designated proxy holders, in the absence of other specific instructions or the appointment of other proxy holders, to vote your shares in accordance with the recommendations of the Board.
The following chart describes the proposals to be considered at the meeting, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Broker Discretion	Effect of Abstentions and Broker Non-Voting
Re-Elect Director Nominees	For, against, or abstain on each nominee	Majority of votes cast	No broker discretion to vote	No effect
Approve, by Nonbinding, Advisory Vote, the Compensation of the Named Executive Officers	For, against, or abstain	Majority of votes cast	No broker discretion to vote	No effect
Approve, by Nonbinding, Advisory Vote, the Frequency of Future Advisory Votes on the Compensation of the Named Executive Officers	1 Year, 2 Years, 3 Years or abstain	Alternative receiving greatest number of votes	No broker discretion to vote	No effect
Ratify, by Nonbinding, Advisory Vote, the Appointment of the Independent Auditor and Authorize, by Binding Vote, the Audit and Finance Committee to Set the Auditor’s Remuneration	For, against, or abstain	Majority of votes cast	Brokers have discretion to vote	No effect
Authorize the Board of Directors to Allot New Shares	For, against, or abstain	Majority of votes cast	Brokers have discretion to vote	No effect
Authorize the Board of Directors to Opt-Out of Statutory Preemption Rights	For, against, or abstain	75% of votes cast	Brokers have discretion to vote	No effect
Authorize the Price Range at which Pentair Can Re-allot Treasury Shares	For, against, or abstain	75% of votes cast	Brokers have discretion to vote	No effect
Who will count the votes?
A representative from The Carideo Group, Inc. will count the votes and serve as our Inspector of Election.
Who will pay for the cost of this proxy solicitation?
We will pay the costs of soliciting proxies sought by the Board. Proxies may be solicited on our behalf by our directors, officers or employees telephonically, electronically or by other means of communication. We have engaged Morrow Sodali LLC to assist us in the solicitation of proxies at a cost to us of $10,000, plus

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING AND VOTING
out-of-pocket expenses. We have requested that banks, brokers and other custodians and nominees who hold ordinary shares on behalf of beneficial owners forward soliciting materials to those beneficial owners. Upon request, we will reimburse banks, brokers and other custodians and nominees for reasonable expenses incurred by them in forwarding these soliciting materials to beneficial owners of our ordinary shares.
Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
As explained in more detail below, we are using the “notice and access” system adopted by the SEC relating to the delivery of our proxy materials over the Internet. As a result, we mailed to our shareholders of record a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. Shareholders who received the notice will have the ability to access the proxy materials over the Internet and to request a paper copy of the proxy materials by mail, e-mail or telephone. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice. In addition, the notice contains instructions on how shareholders may request proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. The Notice of Internet Availability of Proxy Materials also serves as a Notice of Meeting.
What are the “notice and access” rules and how do they affect the delivery of the proxy materials?
The SEC’s notice and access rules allow us to deliver proxy materials to our shareholders by posting the materials on an Internet website, notifying shareholders of the availability of the proxy materials on the Internet, and sending paper copies of proxy materials upon shareholder request. We believe that the notice and access rules allow us to use Internet technology that many shareholders prefer, continue to provide our shareholders with the information that they need, and, at the same time, ensure more prompt delivery of the proxy materials. The notice and access rules also lower our cost of printing and delivering the proxy materials and minimize the environmental impact of printing paper copies.
Why did I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?
You may have received multiple Notices of Internet Availability of Proxy Materials or proxy cards if you hold your shares in different ways or accounts (for example, 401(k) accounts, joint tenancy, trusts, custodial accounts) or in multiple accounts. If you are the beneficial owner of shares held in “street name,” you will receive your voting information from your bank, broker or other custodian or nominee, and you will vote as indicated in the materials you receive from your bank, broker or other custodian or nominee. You should vote your proxy for each separate account you have.

80   2023 Proxy Statement

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS
Rule 14a-8 Proposals:
The deadline for submitting a shareholder proposal for inclusion in our proxy materials for our 2024 Annual General Meeting pursuant to SEC Rule 14a-8 is November 25, 2023. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, for such proposals to be eligible for inclusion in our Proxy Statement and form of proxy for our 2024 Annual General Meeting.
Nomination of Directors Pursuant to Proxy Access Provisions:
Eligible shareholders may under certain circumstances be able to nominate and include in our proxy materials a specified number of candidates for election as directors under the proxy access provisions of our Articles of Association. Among other requirements in our Articles of Association, to nominate a director under the proxy access provisions of our Articles of Association, a shareholder must give written notice to our Corporate Secretary that complies with our Articles of Association no earlier than 150 days and no later than 120 days prior to the first anniversary of the date our definitive Proxy Statement was released to shareholders in connection with the prior year’s Annual General Meeting. Accordingly, we must receive notice of a shareholder’s nomination for the 2023 Annual General Meeting pursuant to the proxy access provisions of our Articles of Association no earlier than October 26, 2023 and no later than November 25, 2023. If the notice is received outside of that time frame, then the notice will be considered untimely and we are not required to include the nominees in our proxy materials for the 2024 Annual General Meeting.
Advance Notice Proposals and Director Nominations:
A shareholder who intends to present business, other than a shareholder proposal pursuant to Rule 14a-8, or to nominate a director, other than pursuant to the proxy access provisions of our Articles of Association, at the 2024 Annual General Meeting must comply with the requirements set forth in our Articles of Association.
Among other requirements in our Articles of Association, to present business or nominate a director at an Annual General Meeting, a shareholder must give written notice that complies with the Articles of Association to our Corporate Secretary no earlier than 70 days and no later than 45 days prior to the first anniversary of the date our Proxy Statement was released to shareholders in connection with the prior year’s Annual General Meeting. Accordingly, we must receive notice of a shareholder’s intent to present business, other than pursuant to SEC Rule 14a-8, or to nominate a director, other than pursuant to the proxy access provisions of our Articles of Association, no earlier than January 14, 2024 and no later than February 8, 2024. If the notice is received outside of that time frame, then the notice will be considered untimely and we are not required to present such proposal or nomination at the 2024 Annual General Meeting. If the Board chooses to present a matter of business submitted under our Articles of Association at the 2024 Annual General Meeting, then the persons named in the proxies solicited by the Board for the 2024 Annual General Meeting may exercise discretionary voting power with respect to such proposal.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 10, 2024.
Send Notices to:
Shareholder proposals or nominations pursuant to any of the foregoing should be sent to us at our offices: Pentair plc, 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland, Attention: Corporate Secretary.
Access to our Articles of Association:
Our Articles of Association can be found on the website of the U.S. Securities and Exchange Commission by searching its EDGAR archives at https://www.sec.gov/edgar/searchedgar/webusers.htm. Shareholders may also obtain a copy from us free of charge by submitting a written request to our principal executive offices at Pentair plc, Regal House, 70 London Road, Twickenham, London, TW1 3QS, United Kingdom, Attention: Corporate Secretary.

Pentair plc   81

IRISH DISCLOSURE OF SHAREHOLDER INTERESTS
Under the Irish Companies Act 2014, our shareholders must notify us if, as a result of a transaction, the shareholder will become interested in 3% or more of our shares, or if as a result of a transaction, a shareholder who was interested in more than 3% of our shares ceases to be so interested. Where a shareholder is interested in more than 3% of our shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue), and disclosable interests in our shares include any interests in our shares of any kind whatsoever. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any of our ordinary shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

2022 ANNUAL REPORT ON FORM 10-K
Any shareholder wishing to review, without charge, a copy of our 2022 Annual Report on Form 10-K (without exhibits) filed with the SEC should write to us at our principal executive offices at Pentair plc, Regal House, 70 London Road, Twickenham, London, TW1 3QS,United Kingdom, Attention: Corporate Secretary.
REDUCE DUPLICATE MAILINGS
To reduce duplicate mailings, we are now sending only one copy of our Notice of Internet Availability of Proxy Materials or Annual Report to Shareholders and Proxy Statement, as applicable, to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders. Upon written request, we will promptly deliver a separate copy of these documents to a shareholder at a shared address. If you wish to receive separate copies of these documents, please notify us by writing at Pentair plc, Regal House, 70 London Road, Twickenham, London, TW1 3QS, United Kingdom, Attention: Corporate Secretary.
If you are receiving duplicate mailings, you may authorize us to discontinue mailings of multiple Notices of Internet Availability of Proxy Materials or Annual Reports to Shareholders and Proxy Statements, as applicable. To discontinue duplicate mailings, notify us by writing at Pentair plc, Regal House, 70 London Road, Twickenham, London, TW1 3QS, United Kingdom, Attention: Corporate Secretary.

82   2023 Proxy Statement

APPENDIX A
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
PENTAIR PLC AND SUBSIDIARIES
RECONCILIATION OF THE GAAP YEARS ENDED DECEMBER 31, 2022, 2021, 2020, and 2019 TO THE NON-GAAP EXCLUDING THE EFFECT OF 2022, 2021, 2020, and 2019 ADJUSTMENTS (UNAUDITED)
In millions, except per-share data	2022	2021	2020	2019
Net sales	$4,121.8	$3,764.8	$3,017.8	$2,957.2
Operating income	595.3	636.9	461.4	432.5
% of net sales	14.4%	16.9%	15.3%	14.6%
Adjustments:
Restructuring and other	32.4	7.5	15.4	21.0
Transformation costs	27.2	11.7	—	—
Intangible amortization	52.5	26.3	28.4	31.7
Legal accrual adjustments and settlements	0.2	(7.6)	—	—
Asset impairment and write-offs	25.6	—	—	21.2
Inventory step-up	5.8	2.3	—	2.2
Deal related costs and expenses	22.2	7.9	0.6	4.2
Russia business exit impact	4.7	—	—	—
COVID-19 related costs and expenses	—	0.6	10.4	—
Equity income of unconsolidated subsidiaries	1.8	0.3	1.4	3.5
Segment income	767.7	685.9	517.6	516.3
Return on sales	18.6%	18.2%	17.2%	17.5%
Net income from continuing operations — as reported	483.2	556.0	357.1	361.7
(Gain) loss on sale of businesses	(0.2)	(1.4)	0.1	(2.2)
Pension and other post-retirement mark-to-market (gain) loss	(17.5)	(2.4)	6.7	(3.4)
Amortization of bridge financing fees	9.0	—	—	—
Other income	—	(0.3)	(2.2)	—
Adjustments to operating income	170.6	48.7	54.8	80.3
Income tax adjustments	(35.9)	(30.2)	2.7	(31.4)
Net income from continuing operations — as adjusted	$609.2	$570.4	$419.2	$405.0
Continuing earnings per ordinary share — diluted
Diluted earnings per ordinary share — as reported	$2.92	$3.32	$2.13	$2.12
Adjustments	0.76	0.08	0.37	0.26
Diluted earnings per ordinary share — as adjusted	$3.68	$3.40	$2.50	$2.38
PENTAIR PLC AND SUBSIDIARIES
FREE CASH FLOW FOR YEARS ENDED DECEMBER 31, 2022, 2021, 2020, and 2019
In millions	2022	2021	2020	2019
Net cash provided by operating activities of continuing operations	$364.3	$613.6	$574.2	$345.2
Capital expenditures	(85.2)	(60.2)	(62.2)	(58.5)
Proceeds from sale of property and equipment	4.1	3.9	0.1	0.6
Free cash flow from continuing operations	$283.2	$557.3	$512.1	$287.3

Pentair plc   A-1

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PENTAIR PLC
C/O BROADRIDGE
51 MERCEDES WAY
EDGEWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time on May 7, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Daylight Time on May 7, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 (which Broadridge will arrange to forward to Pentair plc's registered address). In order to assure that your proxy card is tabulated in time to be voted at the Annual General Meeting, you must return your proxy card at the above address by 11:59 p.m. Eastern Daylight Time on May 7, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D95229-P83409 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

PENTAIR PLC

The Board of Directors recommends you vote FOR each of the following director nominees:

1. To re-elect director nominees:

	For	Against	Abstain
1a. Mona Abutaleb Stephenson	☐	☐	☐
1b. Melissa Barra	☐	☐	☐
1c. T. Michael Glenn	☐	☐	☐
1d. Theodore L. Harris	☐	☐	☐
1e. David A. Jones	☐	☐	☐
1f. Gregory E. Knight	☐	☐	☐
1g. Michael T. Speetzen	☐	☐	☐
1h. John L. Stauch	☐	☐	☐
1i. Billie I. Williamson	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 4, 5, 6 and 7 and 1 Year on proposal 3.

Any shareholder entitled to attend and vote at the Annual General Meeting of Shareholders may appoint one or more proxies, who need not be a shareholder(s) of the Company. A proxy is required to vote in accordance with any instructions given to him or her. Completion of a form of proxy will not preclude a member from attending and voting at the meeting in person.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

PENTAIRPErAtg PIC51 Sr EP:70ES MY FW.F1405b, NY 1.717 SCVOTE BY INTERNET -yen. ercarsvon• nagior scan the EtRBarccde aboveUse the hternet to transmityour Ming instructions and for electrocec delN,ery of Information. Vote by 1139 p.m. Eastern DaylightRineon May 15, 2022. Have your prosy card in hand when you access the web site and follow the instructions to obtain your records and to mate an electronicvotingirrsouction form.VOTE BY PRONE - 1400-690-6903Use any touch-tone telephone to transmit your voting Instrixtions. Vote by 11:59 p.m. Eastern Daylight Tine on May 15, 2022 Have your prosy card n hand when you call and then follow the Instuctians.VOTE BY MAILMark, Nen and date your proxy card and return it n the ()estate-paid envelope we have prodded or return it to Vote Processing, bro Broadridg,e, 51 Mercedes Way, Edgewood, NY 11717 (which Woodridge will arrange to (coward to Pentair plc's registered address). In order to assure that your proxy card b tabulated in time to be voted at the AnnualGeneral Meeting, you must return your pecan/ card at the above address by 11:59 p.m Eastern Daylight Rene on May 15, 2022.AN instruments of proxy and proxy cards should be r eceNed by 1139 ern. Eastern Daylight Time on May 15,2022.AN TOVIEW MATERIAIS & VOTEVOTE BY INTERNET -yen. ercarsvon• nagior scan the EtRBarccde aboveUse the hternet to transmityour Ming instructions and for electrocec delN,ery of Information. Vote by 1139 p.m. Eastern DaylightRineon May 15, 2022. Have your prosy card in hand when you access the web site and follow the instructions to obtain your records and to mate an electronicvotingirrsouction form.VOTE BY PRONE - 1400-690-6903Use any touch-tone telephone to transmit your voting Instrixtions. Vote by 11:59 p.m. Eastern Daylight Tine on May 15, 2022 Have your prosy card n hand when you call and then follow the Instuctians.VOTE BY MAILMark, Nen and date your proxy card and return it n the ()estate-paid envelope we have prodded or return it to Vote Processing, bro Broadridg,e, 51 Mercedes Way, Edgewood, NY 11717 (which Woodridge will arrange to (coward to Pentair plc's registered address). In order to assure that your proxy card b tabulated in time to be voted at the AnnualGeneral Meeting, you must return your pecan/ card at the above address by 11:59 p.m Eastern Daylight Rene on May 15, 2022.AN instruments of proxy and proxy cards should be r eceNed by 1139 ern. Eastern Daylight Time on May 15,2022.TO VOTE, MARK BLOC KS BELOW IN BW E OR BLACK INK AS FOLLOWS:066054-P66ga 3KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYPENTAIR PLCThe Board of Directors reccmmends you vote FOR the following director remixesI.To reelect director nominees:For Against Abstain la. Mona Abutaldb Stephensonlb. Mekaa BarraSc, Glynis A. Bryanld.Michael Glean le. Thecdore L Harris If. David...lazes lg.Gregory L Knight M. Michae I T. Speetzen li. Bohn LStauch I. Die L Will iarrnonqD DqD DqD ❑ qD ❑ D ❑ DqD ❑ qD ❑ qD ❑ qD ❑ qD ❑TheBoardof Beaters reammends you vete FOR proposals 2,For Against Abstain3,AS and 6.To approve, by nonbind ng, advisory vote, thecornea:tatt000f the named oceative officers.To ratify, by nonbinding, advisory vote. Me appointment ofDeWitt &Touche LIP as the independe nt auditor of Pentair plc and to authorize, by bin ng vote, the Audit and Finance Committee of the Board of Directors to s et the auditor's remunerati on.To au Pyrite the Board of Dilators to allot flew shares urde r Irish law.S.To au diorite the Board of Directors to optout of statutory preemption rights under Irish law 'Special Resolution',To authorize the price range atwNrh Pentair plc can woke shares it holds as treasury shares order Irish law 'Special Resolution'.To consider and act on suds other busi nets as may property come bebre the Annual General Meeting or any adjournment.Any sharehokler entitled to attend ad vote at the An nod Genera Meeting of 9:arch:alders may appoint one or more procie• who need not be a shareeolder'sl of the Company. A prow is required to vote in accordance with any instructions given to him or her. Completion of a form of proxy war not preclude a mentor: from attending ad voting at the meeting in person.Please sign erectly as you r name's' appear's' thereon .When signing as attorney, eacutor, administrator, or other fiduciary, please give full title as su &Joint owners should each signpersonalholder must s8 1. If a corporation or partnerslip, please sign in fee corporate or par tnerslip name by at Seized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be held on May 17, 2022: The Annual Report, Notice of Annual General Meeting, Proxy Statement, Irish Financial Statements and Related Reports are available at www.proxwote.com. 066055- P66843PENTAIR PLCAnnual General Meeting of ShareholdersMay 17, 2022 8:00 a.m. Local Time (BST)This proxy is solicited by the Board of Directors.The signatory, revoking any proxy heretofore given in connection with the Meeting (as defined below), hereby appoints David A. Jones, John L. Stauch, Robert P. Fishman, and Karla C. Robertson, or any of them (the "Proxies"), as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to attend, speak and to vote at the Meeting, as designated on the reverse side of this 3rd, all ordinary shares of Pentair plc that the signatory is entitled to vote at the Annual General Meeting of Shareholders to be held at 8:00 a.m., bcal lime (BST), on May 17, 2022, at Claridge's, Brook Street, Mayfair, London, W1K 4HR, United Kingdom and any adjoumment or postponement thereof (the "Meeting").If you wish to appoint as proxy any other person or aersons, please contact the Corporate Secretary.If the signatory is a participant in the Pentair, Inc. Retirement Savings and Stock Incentive Plan, the Pentair, Irc. Non-Qualified Deferred Compensation Plan, and/or the nVent Managemert Company Non-Qualified Deferred Compensation Plan (the "Retirement Plans"), the signatory hereby directs Fidelity Management Trust Company as Trustee of the Retirement Plans, to vote at the Meeting, as designated on the reverse side of this card, all of the ordinary shares of Pentair plc allocated to the signatory's account in the Retirement Plans as of March 18, 2022.If the signatory is a participant in the Pentair plc Employee Stock Purchase and Bonus Plan (the "Purchase Plan"), the signatory, revoking any proxy heretofore given in connection with the Meeting, hereby appoints the Proxies, or any of them, as proxies, each with the cower to appoint his or her substitute, and hereby authorizes the Proxies to attznd and to vote at the Meeting, as designated on the reverse side of this card, all of the ordinary shares of Pentair plc allocated to the signatory's account in the Purchase Plan as of March 18, 2022.In the event of other agenda items or proposals during the Meeting on which voting is permissible under Irish law, you instruct the Proxies, in the absence of other specific instructions, to vote the shares in accordance with the Board of Directors' recommendations.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations; provided, however, if no such direction is made regarding shares held in the Retirement Plans, this proxy will not be voted with respect to such shares.Continued and to be signed on reverse side.